Exhibit 10.3
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PURCHASE OPTION AGREEMENT
by and among
LEXICON PHARMACEUTICALS, INC.
SYMPHONY ICON HOLDINGS LLC
and
SYMPHONY ICON, INC.

Dated as of June 15, 2007

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i

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Annex A	Certain Definitions
Exhibit 1	Purchase Exercise Notice

ii

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PURCHASE OPTION AGREEMENT
     This PURCHASE OPTION AGREEMENT (this “Agreement”) is entered into as of June 15, 2007 (the “Closing Date”), by and among LEXICON PHARMACEUTICALS, INC., a Delaware corporation (“Lexicon”), SYMPHONY ICON HOLDINGS LLC, a Delaware limited liability company (“Holdings”), and SYMPHONY ICON, INC., a Delaware corporation (“Symphony Icon”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in Annex A attached hereto.
PRELIMINARY STATEMENT
     WHEREAS, Lexicon and Holdings have entered into a Technology License Agreement pursuant to which Lexicon has granted Holdings an exclusive license (the “License”) to the use of certain intellectual property related to the Programs owned or controlled by Lexicon;
     WHEREAS, contemporaneously with the execution of this Agreement, Lexicon, Holdings and Symphony Icon are entering into a Novated and Restated Technology License Agreement, pursuant to which, among other things, Holdings will assign by way of novation the License to Symphony Icon;
     WHEREAS, Lexicon and Holdings have entered into a Research and Development Agreement pursuant to which Lexicon has agreed, among other things, to perform, on behalf of Holdings, research and development of the Programs;
     WHEREAS, contemporaneously with the execution of this Agreement, Lexicon, Holdings and Symphony Icon are entering into an Amended and Restated Research and Development Agreement, pursuant to which, among other things, Holdings will assign its rights and obligations under the Research and Development Agreement to Symphony Icon;
     WHEREAS, contemporaneously with the execution of this Agreement, in order to fund such research and development, institutional investors are committing to invest $60,000,000 in Holdings (the “Financing”) in exchange for membership interests in Holdings and for 7,650,622 shares of Lexicon Common Stock (the “Shares”), to be initially issued to Holdings, and Holdings will agree to contribute $45,000,000 of the proceeds of the Financing to Symphony Icon and pay $15,000,000 of the proceeds of the Financing to Lexicon in return for 4,781,639 shares of Lexicon Common Stock (the “Direct Investment Shares”);
     WHEREAS, Holdings desires, in consideration for the remaining 2,868,983 shares of Lexicon Common Stock (the “Option Premium Shares”), to grant Lexicon an option to purchase all of the Common Stock of Symphony Icon and any other Equity Securities issued by Symphony Icon (together, the “Symphony Icon Equity Securities”) owned, or hereinafter acquired, by Holdings on the terms described in this Agreement;

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     WHEREAS, Lexicon, Holdings and Symphony Icon have entered into the Research Cost Sharing, Payment and Extension Agreement in furtherance of the transactions contemplated hereby and in the other Operative Documents; and
     WHEREAS, Symphony Icon and Holdings have determined that it is in each of its best interest to perform and comply with certain agreements and covenants relating to each of its ongoing operations contained in this Agreement;
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (the “Parties”) agree as follows:
          Section 1. Grant of Purchase Option.
               (a) Holdings hereby grants to Lexicon an exclusive option (the “Purchase Option”) to purchase all, but not less than all, of the outstanding Symphony Icon Equity Securities owned or hereinafter acquired by Holdings, in accordance with the terms of this Agreement.
               (b) Symphony Icon hereby covenants and agrees that all Symphony Icon Equity Securities issued by Symphony Icon at any time prior to the expiration of the Term (including to Holdings, on, prior to, or after the date hereof or to any other Person at any time whatsoever, in all cases prior to the expiration of the Term) shall be subject to a purchase option on the same terms as the Purchase Option (except as provided by the immediately following sentence) and all of the other terms and conditions of this Agreement without any additional action on the part of Lexicon or Holdings. Further, to the extent Symphony Icon shall issue any Symphony Icon Equity Securities (including any issuance in respect of a transfer of Symphony Icon Equity Securities by any holder thereof, including Holdings) after the date hereof to any Person (including Holdings) (any issuance of such Symphony Icon Equity Securities being subject to the prior written consent of Lexicon as set forth in Sections 5(c) and 7(b) hereof, as applicable), Symphony Icon hereby covenants and agrees that it shall cause such Symphony Icon Equity Securities to be subject to the Purchase Option without the payment of, or any obligation to pay, any additional consideration in respect of such Symphony Icon Equity Securities by Lexicon, Symphony Icon or any Symphony Icon Subsidiary to the Person(s) acquiring such subsequently issued Symphony Icon Equity Securities, the Parties acknowledging and agreeing that the sole consideration payable by Lexicon pursuant to this Agreement for all of the outstanding Symphony Icon Equity Securities now or hereinafter owned by any Person shall be the Purchase Price (as defined in Section 2(b) hereof).
               (c) Lexicon’s right to exercise the Purchase Option granted hereby is subject to the following conditions:
                    (i) The Purchase Option may only be exercised for the purchase of all, and not less than all, of the Symphony Icon Equity Securities;

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                    (ii) The Purchase Option may only be exercised a single time;
                    (iii) Except as expressly provided in Sections 1(c)(iv) and (v), the Purchase Option may be exercised only during the period (the “Purchase Option Period”) commencing on and including June 15, 2008 (the “Purchase Option Commencement Date”) and ending on and including the earliest of (x) June 15, 2011 (the “Final Termination Date”), (y) the [**] (such [**], the “Funds Termination Date”) immediately following the first date (each, a “Balance Sheet Deficiency Date”) on which a notice of an impending Funds Termination Date (a “Funds Termination Notice”) is delivered to Lexicon by Holdings or Symphony Icon in accordance with Section 13 hereof, accompanied by an internally prepared, unaudited, balance sheet of Symphony Icon (prepared in accordance with GAAP) stating that the working capital of Symphony Icon is less than the Balance Sheet Deficiency Threshold at such time (any such event, a “Balance Sheet Deficiency”), and (z) the [**] immediately following the first date on which Symphony Icon notifies Lexicon that all Programs have been discontinued pursuant to Section 4.2(c) of the Amended and Restated Research and Development Agreement;
                    (iv) In the event that Lexicon has agreed to share the costs of additional research pursuant to Section 3 of the Research Cost Sharing, Payment and Extension Agreement, the Purchase Option Period shall be determined in accordance with the Research Cost Sharing, Payment and Extension Agreement (for the avoidance of doubt, amounts transferred by Lexicon pursuant to the Research Cost Sharing, Payment and Extension Agreement shall not be included in any calculation of the Purchase Price hereunder); and
                    (v) In the event that Symphony Icon terminates the Amended and Restated Research and Development Agreement pursuant to Section 17.2 thereof, Lexicon shall have [**] to notify Holdings of its exercise of the Purchase Option under the terms of this Agreement. Such exercise of the Purchase Option by Lexicon may occur prior to the Purchase Option Commencement Date (an “Early Purchase Option Exercise”).
          Section 2. Exercise of Purchase Option.
               (a) Exercise Notice. Lexicon may exercise the Purchase Option only by delivery of a notice in the form attached hereto as Exhibit 1 (the “Purchase Option Exercise Notice”) during the Purchase Option Period. The Purchase Option Exercise Notice shall be delivered on a Business Day to Holdings and Symphony Icon and shall be irrevocable once delivered. The date on which the Purchase Option Exercise Notice is first delivered to Holdings and Symphony Icon is referred to as the “Purchase Option Exercise Date.” The Purchase Option Exercise Notice shall contain (1) an estimated date for the settlement of the Purchase Option (the “Purchase Option Closing”), which date shall be estimated in accordance with this Section 2(a), (2) the Purchase Price, determined in accordance with Section 2(b) hereof, and (3) if Lexicon

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intends to pay part of the Purchase Price in Lexicon Common Stock, notice of such intent, the number of shares to be transferred at such purchase price, the valuation thereof and the percentage such portion bears to (A) the Purchase Price, and (B) the total amount of Lexicon Common Stock then issued and outstanding (which shall be no greater percentages than are permitted under Section 2(c)). Such notice and election shall be irrevocable once delivered. If, during the period following the delivery of the Purchase Option Exercise Notice, [**]. All cash and cash equivalents on Symphony Icon’s balance sheet on the date of the Purchase Option Closing (the “Purchase Option Closing Date”) will not be transferred or distributed to Holdings and shall be retained by Symphony Icon or Lexicon. The Purchase Option Closing Date shall be determined as follows:
                    (i) If Lexicon elects to pay the entire Purchase Price in cash, the Purchase Option Closing Date shall be the date that is the later of: (A) [**] following the Purchase Option Exercise Date; and (B) [**] following the date that Lexicon receives all necessary Government Approvals related to its HSR Filings; provided, however that unless Holdings receives from Lexicon an opinion from nationally recognized anti-trust counsel (which opinion is acceptable in form and substance to Holdings) to the effect that no HSR Filings are required, Lexicon and Holdings shall make all necessary HSR Filings within [**] following the Purchase Option Exercise Date and shall promptly and diligently pursue the related regulatory process, including without limitation, responding to any second request from the Federal Trade Commission or the Department of Justice, as applicable; and provided, further, that (1) if there is no second request from the Federal Trade Commission or the Department of Justice, as applicable, with respect to Lexicon’s or Holdings’ HSR Filings, then in no event shall the Purchase Option Closing Date be more than [**] following the Purchase Option Exercise Date, and (2) if there is a second request from the Federal Trade Commission or the Department of Justice, as applicable, with respect to Lexicon’s or Holdings’ HSR Filings, then in no event shall the Purchase Option Closing Date be more than [**] following the date upon which the later of Lexicon or Holdings delivers documents pursuant to such second request. If Lexicon shall fail to make such cash payment on the Purchase Option Closing Date within the applicable time period set forth above, then in addition to any other rights that Holdings shall have hereunder, this Agreement shall terminate and Lexicon shall relinquish all rights hereunder to purchase the Symphony Icon Equity Securities; or
                    (ii) If Lexicon elects to pay a portion of the Purchase Price in Lexicon Common Stock (subject to the limitations set forth herein and in the Registration Rights Agreement), the Purchase Option Closing Date shall be the date that is the latest of:
                    (A) [**] following the Purchase Option Exercise Date;
                    (B) [**] following the Effective Registration Date of such Lexicon Common Stock; provided, that Lexicon shall file the Registration Statement contemplated by Section 3(b)(i) within (x) [**] after the

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Purchase Option Exercise Date if Lexicon is eligible to use Form S-3 under the Securities Act (or any successor form), or (y) [**] after the Purchase Option Exercise Date if Lexicon is not eligible to use Form S-3 under the Securities Act (or any successor form); and
               (C) [**] following the date that Lexicon receives the necessary Government Approvals related to its HSR Filings (if any) related to the exercise of the Purchase Option; provided, however, that Lexicon and Holdings shall make all necessary HSR Filings within [**] following the Purchase Option Exercise Date and shall promptly and diligently pursue the related regulatory process consistent with the provisos in clause (i) above;
provided, further, that Lexicon shall use commercially reasonable efforts to have such Registration Statement declared effective by the SEC as promptly as possible following the filing of the Registration Statement. Lexicon shall use commercially reasonable efforts to maintain the effectiveness of any such Registration Statement for a period of two (2) years following the SEC’s declaration. Subject to the last sentence of this clause (a), in the event that such Registration Statement is not declared effective within [**] of the Purchase Option Exercise Date (such period, the “Declaration Period”), Lexicon shall immediately pay the full Purchase Price in cash with such Purchase Price determination based on the Purchase Price effective in the applicable year in which such immediate cash payment is required to be made by Lexicon (in which event the Purchase Option Closing Date shall be the date upon which such cash payment is made by Lexicon). If Lexicon shall fail to make such immediate cash payment, then in addition to any other rights or remedies that Holdings shall have arising from such breach, this Agreement shall terminate and Lexicon shall relinquish all rights hereunder to purchase the Symphony Icon Equity Securities. The Declaration Period shall be extended for a reasonable period of time as determined by the Symphony Icon Board in consultation with recognized securities counsel in the event that any member of the Investor Group takes action with respect to the Lexicon Common Stock that prevents the Registration Statement from being declared effective during the Declaration Period.
               (b) Purchase Price Upon Option Exercise. Upon exercise of the Purchase Option and as complete and full consideration for the sale to Lexicon by Holdings of its Symphony Icon Equity Securities (and for the Symphony Icon Equity Securities of any other Person), Lexicon shall pay the “Annual Price” set forth on Schedule I hereto for the applicable year following the Closing Date in which the Purchase Option Closing Date actually occurs, minus (i) the aggregate amount of all Discontinuation Prices and other amounts paid by Lexicon directly to Holdings or to Symphony Icon pursuant to Section 11(a) of the Amended and Restated Research and Development Agreement and subsequently dividended or otherwise distributed to Holdings (if any), and (ii) any amount paid by Lexicon for the Symphony Icon Equity Securities of any other Person (the “Purchase Price”). In the event of the Early Purchase Option Exercise, pursuant to Section 1(c)(v) hereof, the “Purchase Price” shall be an amount equal to the amount set forth on Schedule I applicable to [**], minus (A) the aggregate amount of all Discontinuation Prices and other amounts paid by Lexicon

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directly to Holdings or to Symphony Icon pursuant to Section 11(a) of the Amended and Restated Research and Development Agreement and subsequently dividended or otherwise distributed to Holdings (if any); and (B) any amount paid by Lexicon for the Symphony Icon Equity Securities of any other Person.
               (c) Form of Payment. Subject to Sections 2(a) and 2(e), the Purchase Price may be paid in cash or in a combination of cash and Lexicon Common Stock, at the sole discretion of Lexicon; provided, that in no event may the value of Lexicon Common Stock (determined in accordance with Section 2(e) hereof) delivered in connection with the exercise of the Purchase Option constitute more than either (x) 40% of the total consideration to be tendered for payment of the Purchase Option Exercise Price, calculated using the Lexicon Common Stock Valuation (as defined herein) procedure, or (y) 10% of all the Lexicon Common Stock issued and outstanding immediately preceding the Purchase Option Closing Date.
               (d) Surrender of Symphony Icon Equity Securities; Symphony Icon Board. Subject to the terms and conditions of this Agreement, on the Purchase Option Closing Date, Holdings shall surrender to Lexicon its certificates representing its Symphony Icon Equity Securities, and shall convey good title to such Symphony Icon Equity Securities, free from any Encumbrances and from any and all restrictions that any sale, assignment or other transfer of such Symphony Icon Equity Securities be consented to or approved by any Person. On or prior to the Purchase Option Closing Date, Holdings shall remove all directors serving on the Symphony Icon Board, other than the Lexicon Director (as defined in Section 4(b)(iv) hereof), as of the Purchase Option Closing Date.
               (e) Valuation of Lexicon Stock. In the event that Lexicon elects to pay part of the Purchase Price through the delivery to Holdings of Lexicon Common Stock, the value per share thereof (the “Lexicon Common Stock Valuation”) shall equal the average closing price of Lexicon Common Stock, as reported by the NASDAQ Global Market, or other national exchange that is the primary exchange on which Lexicon Common Stock is listed, for the [**]. If Lexicon Common Stock is not traded on a national exchange or the NASDAQ Global Market, then Lexicon shall be obligated to pay the Purchase Price solely in cash on the Purchase Option Closing Date. Lexicon shall calculate the Lexicon Common Stock Valuation in accordance with this Section 2(e), subject to review and confirmation by Holdings.
               (f) Share Certificates. Any stock certificate(s) issued by Lexicon for Lexicon Common Stock pursuant to this Section 2 may contain a legend (the “33 Act Legend”) substantially as follows:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND THE SAME HAVE BEEN ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF

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SAID ACT AND SUCH LAWS. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER SUCH SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.
This legend shall be removed by Lexicon, subject to, and in accordance with, the terms of Section 3(b)(iii) hereof.
               (g) Government Approvals. On or prior to the Purchase Option Closing Date, each of Lexicon, Symphony Icon and Holdings shall have taken all necessary action to cause all Governmental Approvals with respect to such Party (including, without limitation, the preparing and filing of any pre-merger notification and report forms required under the HSR Filings required to be in effect in connection with the transactions contemplated by this Agreement to be in effect; provided, however, that with respect to Government Approvals required by a Governmental Authority other than the United States federal government and its various branches and agencies, the Parties’ obligations under this Section 2(f) shall be limited to causing to be in effect only those Government Approvals, the failure of which to be in effect would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on any of the Parties. Each of Symphony Icon and Lexicon shall pay its own costs associated with taking such action. Symphony Icon shall pay any costs of Holdings associated with obtaining Government Approvals required in connection with the exercise of the Purchase Option. All other costs and expenses of Holdings shall be paid by Holdings pursuant to Section 8(b) hereof, including any costs arising from any error in Holdings’ initial valuation of its investment in Symphony Icon.
               (h) Transfer of Title. Transfer of title to Lexicon of all of the Symphony Icon Equity Securities shall be deemed to occur automatically on the Purchase Option Closing Date, subject to the payment by Lexicon on such date of the Purchase Price and its performance of its other obligations herein required to be performed under Sections 2(e) and (f), and under the Registration Rights Agreement, as applicable, on or prior to the Purchase Option Closing Date to the reasonable satisfaction of Holdings, and thereafter Symphony Icon shall treat Lexicon as the sole holder of all Symphony Icon Equity Securities, notwithstanding any failure of Holdings to tender certificates representing such shares to Lexicon in accordance with Section 2(d) hereof. After the Purchase Option Closing Date, Holdings shall have no rights in connection with such Symphony Icon Equity Securities other than the right to receive the Purchase Price; provided, however, that nothing in this Section 2(g) shall affect the survivability of any indemnification provision in this Agreement upon termination of this Agreement.
               (i) Consents and Authorizations. On or prior to the Purchase Option Closing Date, Lexicon shall have obtained all consents and authorizations necessary from stockholders and/or its board of directors for the consummation of the exercise and closing of the Purchase Option, as may be required under the organizational

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documents of Lexicon, any prior stockholders or board resolution, any stock exchange or similar rules or any applicable law; provided, however, that with respect to consents or authorizations required by a Governmental Authority other than the United States federal government and its various branches and agencies, the Parties’ obligations under this Section 2(h) shall be limited to obtaining only those consents and authorizations, the failure of which to be obtained would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on any of the Parties.
          Section 2A. Change of Control; Put Option.
               (a) In the event that a Change of Control of Lexicon occurs, Lexicon shall, and if and as applicable, cause the Surviving Entity to, (i) subject to the terms of the Confidentiality Agreement and any confidentiality agreement entered into in connection with a Change of Control, provide notice to Holdings of a Change of Control no more than [**] after the execution of a definitive agreement committing Lexicon to a Change of Control, and in any event, no less than [**] prior to the closing of such Change of Control transaction, (ii) subject to the terms of the Confidentiality Agreement and any confidentiality agreement entered into in connection with a Change of Control, use commercially reasonable efforts to provide Holdings reasonable access to the senior executive officers who have responsibility for commercial or research and development activities of the acquiror or the Surviving Entity, as applicable, prior to the Change of Control to discuss in good faith and reasonable detail the Surviving Entity’s ongoing operations, (iii) promptly following any Change of Control, if Lexicon is not the Surviving Entity, the Surviving Entity shall execute and deliver to Symphony Icon and Holdings instruments, in form and substance reasonably acceptable to Symphony Icon and Holdings, whereby the Surviving Entity expressly assumes all of the obligations of Lexicon hereunder and under each other Operative Document to which Lexicon is a party, (iv) promptly following any Change of Control, if Lexicon is not the Surviving Entity, the Surviving Entity shall provide to Symphony Icon and Holdings an opinion of nationally recognized outside counsel (in customary form and subject to customary assumptions and qualifications) to the effect that (A) the instruments referred to in clause (iii) above are valid and binding obligations of such Surviving Entity, enforceable in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity, and (B) such Change of Control does not violate any material term of the Operative Documents, and (v) ensure that all material applications and filings have been made to, and all material consents have been received from, the FDA, and any applicable foreign equivalent thereof, necessary for the Surviving Entity to satisfy all of its material obligations under the Operative Documents, except to the extent that failure to make such applications or filings or receive such consents would not reasonably be expected to have a material adverse effect on the Programs or Symphony Icon’s rights under the Operative Documents.

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               (b) Holdings shall have an exclusive option (the “Change of Control Put Option”) to put 100% of the Symphony Icon Equity Securities to the Surviving Entity, which may be exercised if, following a Change of Control with respect to Lexicon, [**] after Holdings has delivered written notice thereof to such successor entity.
               (c) Holdings may exercise the Change of Control Put Option only by delivery of written notice (the “Change of Control Put Option Exercise Notice”) during the Purchase Option Period. The Change of Control Put Option Exercise Notice shall be delivered on a Business Day to the Surviving Entity and Symphony Icon, and shall thereafter be deemed for all purposes under the terms of this Agreement to be a Purchase Option Exercise Notice by the Surviving Entity (in accordance with the provisions of Section 2 hereof) as of the date such notice is delivered (such date to be deemed for all purposes under the terms of this Agreement as the Purchase Option Exercise Date). The Purchase Price with respect to such an exercise of the Change of Control Put Option shall be the Purchase Price otherwise applicable (under Section 2(b) hereof) to the Purchase Option Closing Date selected by the Surviving Entity following the Surviving Entity’s receipt of the Change of Control Put Option Exercise Notice. In the event Holdings exercises the Change of Control Put Option and such sale is consummated, Holdings shall have no further rights or claims against the Surviving Entity in respect of such breach; provided, that notwithstanding the foregoing, Holdings shall maintain and does not release any rights or claims against the Surviving Entity that are unrelated to such breach, including rights or claims whereby Holdings is otherwise entitled to reimbursement or indemnification under any of the Operative Documents or any other document delivered by the Surviving Entity in connection with such Change of Control.
          Section 3. Lexicon Representations, Warranties and Covenants.
               (a) As of the date hereof, Lexicon hereby represents and warrants, and, except to the extent that any of the following representations and warranties are limited to the date of this Agreement or otherwise limited, on the Purchase Option Closing Date, shall be deemed to have represented and warranted, to Holdings and Symphony Icon that:
                    (i) Organization. Lexicon is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.
                    (ii) Authority and Validity. Lexicon has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Lexicon of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of Lexicon, and no other proceedings on the part of Lexicon are necessary to authorize this Agreement or for Lexicon to perform its obligations under this Agreement. This Agreement constitutes the lawful, valid and legally binding

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obligation of Lexicon, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.
                    (iii) No Violation or Conflict. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not (A) violate, conflict with or result in the breach of any provision of the Organizational Documents of Lexicon, (B) as of the date of this Agreement, and as of the Purchase Option Closing Date if Lexicon elects to pay part of the Purchase Price through the delivery of Lexicon Common Stock (a “Partial Stock Payment”), conflict with or violate any law or Governmental Order applicable to Lexicon or any of its assets, properties or businesses, or (C) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Lexicon, pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Lexicon is a party except, in the case of clauses (B) and (C), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Lexicon.
                    (iv) Governmental Consents and Approvals. Other than any HSR Filings which, if the Purchase Option is exercised by Lexicon and if such HSR Filings are required pursuant to Section 2(a)(i) hereof, will be obtained on or prior to the Purchase Option Closing Date, the execution, delivery and performance of this Agreement by Lexicon do not, and the consummation of the transactions contemplated hereby do not and will not, require any Governmental Approval which has not already been obtained, effected or provided, except with respect to which the failure to so obtain, effect or provide would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Lexicon.
                    (v) Litigation. As of (A) the date of this Agreement, except as disclosed in any Lexicon Public Filings available as of the date hereof, and (B) the Purchase Option Closing Date if Lexicon elects to make a Partial Stock Payment, there are no actions by or against Lexicon pending before any Governmental Authority or, to the knowledge of Lexicon, threatened to be brought by or before any Governmental Authority, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Lexicon. There are no pending or, to the knowledge of Lexicon, threatened actions, to which Lexicon is a party (or is threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the Operative Documents or the consummation of the transactions contemplated hereby or thereby by any party hereto or thereto. As of the date of this Agreement, and as of the Purchase Option Closing Date if Lexicon elects to make a

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Partial Stock Payment, Lexicon is not subject to any Governmental Order (nor, to the knowledge of Lexicon, is there any such Governmental Order threatened to be imposed by any Governmental Authority) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Lexicon.
               (b) Lexicon hereby covenants and agrees with Holdings as follows:
                    (i) Immediately prior to the Purchase Option Closing Date, Lexicon shall have sufficient amounts of cash and, if applicable, sufficient authorized but unissued, freely transferable and nonassessable Lexicon Common Stock available, to satisfy the portion of the Purchase Price to be paid in cash or Lexicon Common Stock pursuant to Sections 2(b) and 2(c); provided, that if the Purchase Option Closing Date does not occur within (A) [**] if no HSR Filings are required or (B) [**] if HSR Filings are required, in each case following the Purchase Option Exercise Date and pursuant to Section 2(a) hereof, Lexicon shall provide Holdings with evidence of Lexicon’s wherewithal to pay, or firm commitments from third parties with the wherewithal to pay, or other guaranty of payment, in each case which is reasonably acceptable to Holdings, for that portion of the Purchase Price to be paid in cash. In the event that Lexicon elects to satisfy any portion of the Purchase Price in Lexicon Common Stock (A) Lexicon shall have, not later than the Purchase Option Closing Date, a Registration Statement declared effective by the Securities and Exchange Commission for the resale of any such shares of Lexicon Common Stock to be delivered in partial satisfaction of the Purchase Price, accompanied by evidence reasonably acceptable to Holdings that such Lexicon Common Stock has been approved for listing on the NASDAQ Global Market or such other national market on which the Lexicon Common Stock is then listed, and (B) Lexicon shall deliver to Holdings on or before the Purchase Option Closing Date, a legal opinion from Lexicon’s general counsel, or such other counsel as Lexicon and Holdings shall mutually agree, which opinion shall be, in form and substance, reasonably acceptable to Holdings and shall contain, with respect to the Lexicon Common Stock to be used as partial payment of the Purchase Price, substantially the same opinions rendered by Lexicon’s in-house counsel in paragraphs 5, 7 and 8 of the opinion delivered to Holdings on the Closing Date, along with customary assumptions and limitations.
                    (ii) If Lexicon elects to satisfy any portion of the Purchase Price in Lexicon Common Stock, Lexicon, on the Purchase Option Closing Date, shall convey good and marketable title to such Lexicon Common Stock, free from any Encumbrances and any and all other restrictions that any issuance, sale, assignment or other transfer of such Lexicon Common Stock be consented to or approved by any Person.
                    (iii) If the share certificates representing such Lexicon Common Stock include the 33 Act Legend (as set forth in Section 2(f) hereof), Lexicon shall, within [**] of receiving a request from Holdings or any “Investor” (as defined in the Registration Rights Agreement), remove or cause to be removed the 33 Act Legend

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from such share certificates as Holdings or such Investor shall designate, so long as (x) the Lexicon Common Stock represented by such share certificates has been transferred to a third party in compliance with the registration requirements of the Securities Act or an available exemption therefrom, and (y) Lexicon receives a certification from Holdings, such Investor or a securities broker designated by Holdings or such Investor to the effect that the sale of such Lexicon Common Stock was made under a Registration Statement and accompanied by the delivery of a current prospectus.
                    (iv) Upon the expiration of the Purchase Option or the termination of this Agreement pursuant to Section 9 hereof, or as soon thereafter as is practical, Lexicon shall (A) in accordance with and pursuant to Sections 2.7 and 2.8 of the Novated and Restated Technology License Agreement, deliver to Symphony Icon all Regulatory Files and Tangible Materials, and (B) in accordance with and pursuant to Section 2.11 of the Novated and Restated Technology License Agreement, provide and supply, or cause to be provided and supplied, finished dosage form of Products.
                    (v) In the event that Lexicon exercises the Purchase Option, then Lexicon shall maintain the separate corporate existence of Symphony Icon for a minimum of one (1) year following such exercise, unless such maintenance would have a Material Adverse Effect on Lexicon or any of its Affiliates.
          Section 4. Holdings Representations, Warranties and Covenants.
               (a) As of the date hereof, Holdings hereby represents and warrants, and, except to the extent that any of the following representations and warranties are limited to the date of this Agreement or otherwise limited, on the Purchase Option Closing Date, shall be deemed to have represented and warranted, to Lexicon and Symphony Icon that:
                    (i) Organization. Holdings is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware.
                    (ii) Authority and Validity. Holdings has all requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Holdings of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of Holdings, and no other proceedings on the part of Holdings are necessary to authorize this Agreement or for Holdings to perform its obligations under this Agreement. This Agreement constitutes the lawful, valid and legally binding obligation of Holdings, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
                    (iii) No Violation or Conflict. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not (A) violate, conflict with or result in the breach of any provision of the Organizational Documents of Holdings, (B) as of the date of this Agreement, conflict with or violate any law or Governmental Order applicable to Holdings or any of its assets, properties or businesses, or (C) as of the date of this Agreement, conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Holdings, pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Holdings is a party except, in the case of clauses (B) and (C), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Holdings.
                    (iv) Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by Holdings do not, and the consummation of the transactions contemplated hereby do not and will not, require any Governmental Approval which has not already been obtained, effected or provided, except with respect to which the failure to so obtain, effect or provide would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Holdings.
                    (v) Litigation. As of the date of this Agreement, there are no actions by or against Holdings pending before any Governmental Authority or, to the knowledge of Holdings, threatened to be brought by or before any Governmental Authority, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Holdings. There are no pending or, to the knowledge of Holdings, threatened actions to which Holdings is a party (or is threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the Operative Documents or the consummation of the transactions contemplated hereby or thereby by any party hereto or thereto. As of the date of this Agreement, Holdings is not subject to any Governmental Order (nor, to the knowledge of Holdings, is there any such Governmental Order threatened to be imposed by any Governmental Authority) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Holdings.
                    (vi) Stock Ownership. All of Symphony Icon’s issued and outstanding Symphony Icon Equity Securities are owned beneficially and of record by Holdings, free and clear of any and all encumbrances.
                    (vii) Interim Operations. Holdings was formed solely for the purpose of engaging in the transactions contemplated by the Operative Documents, has engaged in no other business activities and has conducted its operations only as contemplated by the Operative Documents.

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
                    (viii) Accredited Investor.
                    (A) Holdings is and will remain at all relevant times an Accredited Investor.
                    (B) Holdings has relied completely on the advice of, or has consulted with or has had the opportunity to consult with, its own personal tax, investment, legal or other advisors and has not relied on Lexicon or any of its Affiliates for advice related to any offer and sale of Lexicon Common Stock in connection with the Purchase Option. Holdings has reviewed the Investment Overview and is aware of the risks disclosed therein. Holdings acknowledges that it has had a reasonable opportunity to conduct its own due diligence with respect to the Products, the Programs, Symphony Icon, Lexicon and the transactions contemplated by the Operative Documents.
                    (C) Holdings is able to bear the economic risk of such investment for an indefinite period and to afford a complete loss thereof.
                    (D) Holdings agrees that the Lexicon Common Stock may not be resold (A) without registration thereof under the Securities Act (unless an exemption from such registration is available), or (B) in violation of any law.
                    (E) No person or entity acting on behalf of, or under the authority of, Holdings is or will be entitled to any broker’s, finder’s, or similar fees or commission payable by Lexicon or any of its Affiliates.
           (b) Holdings hereby covenants and agrees with Lexicon as follows:
                    (i) Contribution to Symphony Icon. On or prior to the Stock Payment Date, Holdings shall, pursuant to the Subscription Agreement, contribute proceeds from the Financing of $45,000,000 to Symphony Icon, Inc.
                    (ii) Payment to Lexicon. On or prior to the Share Date, Holdings shall, pursuant to the Share Purchase Agreement, pay proceeds from the Financing of $15,000,000 to Lexicon.
                    (iii) Encumbrance. Holdings will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any Encumbrance on any of its Symphony Icon Equity Securities except with the prior written consent of Lexicon.
                    (iv) Transfer and Amendment. Commencing upon the date hereof and ending upon the earlier to occur of (x) the Purchase Option Closing Date, (y) the unexercised expiration of the Purchase Option Period, and (z) the termination of

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
this Agreement pursuant to Section 9 (such period, the “Term”), the manager of Holdings shall not (A) transfer, or permit the transfer of, any Membership Interest without the prior written consent of Lexicon or (B) amend, or permit the amendment of, any provisions relating to the transfer of Membership Interests, as set forth in Section 7.02 of the Holdings LLC Agreement, to the extent such amendment would adversely affect Lexicon’s right of consent set forth in Sections 7.02(b)(i) and 7.02(c) of the Holdings LLC Agreement.
                    (v) Symphony Icon Directors. During the Term, Holdings agrees to vote all of its Symphony Icon Equity Securities (or to exercise its right with respect to such Symphony Icon Equity Securities to consent to action in writing without a meeting) in favor of, as applicable, the election, removal and replacement of one director of the Symphony Icon Board, and any successor thereto, designated by Lexicon (the “Lexicon Director”) as directed by Lexicon. In furtherance and not in limitation of the foregoing, Holdings hereby grants to Lexicon an irrevocable proxy, with respect to all Symphony Icon Equity Securities now owned or hereafter acquired by Holdings, to vote such Symphony Icon Equity Securities or to exercise the right to consent to action in writing without a meeting with respect to such Symphony Icon Equity Securities, such irrevocable proxy to be exercised solely for the limited purpose of electing, removing and replacing the Lexicon Director in the event of the failure or refusal of Holdings to elect, remove or replace such Lexicon Director, as directed by Lexicon. Additionally, Holdings agrees, during the Term, to elect two (2) independent directors (of the four (4) directors of Symphony Icon not chosen by Holdings at the direction of Lexicon), and any successors thereto, as shall be selected by mutual agreement of Lexicon and Holdings.
                    (vi) Symphony Icon Board. During the Term, Holdings shall not vote any of its Symphony Icon Equity Securities (or exercise its rights with respect to such Symphony Icon Equity Securities by written consent without a meeting) to increase the size of the Symphony Icon Board to more than five (5) members without the prior written consent of Lexicon.
                    (vii) Symphony Icon Charter. During the Term, Holdings shall not approve or permit any amendment to Article IV, Paragraphs (1) and (3); Article VI; Article VII; Article X; Article XI or Article XIII of the Symphony Icon Charter without the prior written consent of Lexicon.
          Section 5. Symphony Icon Representations, Warranties and Covenants.
               (a) As of the date hereof, Symphony Icon hereby represents and warrants, and, except to the extent that any of the following representations and warranties are limited to the date of this Agreement or otherwise limited, on the Purchase Option Closing Date, shall be deemed to have represented and warranted, to Lexicon and Holdings that:

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
                    (i) Organization. Symphony Icon is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.
                    (ii) Authority and Validity. Symphony Icon has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Symphony Icon of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of Symphony Icon, and no other proceedings on the part of Symphony Icon are necessary to authorize this Agreement or for Symphony Icon to perform its obligations under this Agreement. This Agreement constitutes the lawful, valid and legally binding obligation of Symphony Icon, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.
                    (iii) No Violation or Conflict. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not (A) violate, conflict with or result in the breach of any provision of the Organizational Documents of Symphony Icon, (B) conflict with or violate any law or Governmental Order applicable to Symphony Icon or any of its assets, properties or businesses, or (C) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Symphony Icon, pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Symphony Icon is a party except, in the case of clauses (B) and (C), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Symphony Icon.
                    (iv) Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by Symphony Icon do not, and the consummation of the transactions contemplated hereby do not and will not, require any Governmental Approval which has not already been obtained, effected or provided, except with respect to which the failure to so obtain, effect or provide would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Symphony Icon.
                    (v) Litigation. There are no actions by or against Symphony Icon pending before any Governmental Authority or, to the knowledge of Symphony Icon, threatened to be brought by or before any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
Adverse Effect on Symphony Icon. There are no pending or, to the knowledge of Symphony Icon, threatened actions to which Symphony Icon is a party (or is threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the Operative Documents or the consummation of the transactions contemplated hereby or thereby by any party hereto or thereto. Symphony Icon is not subject to any Governmental Order (nor, to the knowledge of Symphony Icon, is there any such Governmental Order threatened to be imposed by any Governmental Authority) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Symphony Icon.
                    (vi) Capitalization. Holdings is the beneficial and record owner of all issued and outstanding Symphony Icon Equity Securities. No shares of Symphony Icon capital stock are held in treasury by Symphony Icon or any Symphony Icon Subsidiary. All of the issued and outstanding Symphony Icon Equity Securities (A) have been duly authorized and validly issued and are fully paid and nonassessable, (B) were issued in compliance with all applicable state and federal securities laws, and (C) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to any Symphony Icon Equity Securities and no such rights will arise by virtue of or in connection with the transactions contemplated hereby (other than for the Purchase Option). Other than the Purchase Option, there are no outstanding options, warrants, call rights, commitments or agreements of any character to acquire any Symphony Icon Equity Securities. There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to Symphony Icon. Symphony Icon is not obligated to redeem or otherwise acquire any of its outstanding Symphony Icon Equity Securities.
                    (vii) Interim Operations. Symphony Icon was formed solely for the purpose of engaging in the transactions contemplated by the Operative Documents, has engaged in no other business activities and has conducted its operations only as contemplated by the Operative Documents.
                    (viii) Investment Company. Symphony Icon is not, and after giving effect to the transactions contemplated by the Operative Documents will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
               (b) Symphony Icon covenants and agrees that:
                    (i) Symphony Icon will comply with all laws, ordinances or governmental rules or regulations to which it is subject and will obtain and maintain in effect all licenses, certificates, permits, franchises and other Governmental Approvals necessary to the ownership of its properties or to the conduct of its business, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other Governmental Approvals would

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not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Symphony Icon.
                    (ii) Symphony Icon will file (or cause to be filed) all material tax returns required to be filed by it and pay all taxes shown to be due and payable on such returns and all other taxes imposed on it or its assets to the extent such taxes have become due and payable and before they have become delinquent and shall pay all claims for which sums have become due and payable that have or might become attached to the assets of Symphony Icon; provided, that Symphony Icon need not file any such tax returns or pay any such tax or claims if (A) the amount, applicability or validity thereof is contested by Symphony Icon on a timely basis in good faith and in appropriate proceedings, and Symphony Icon has established adequate reserves therefor in accordance with GAAP on the books of Symphony Icon or (B) the failure to file such tax returns or the nonpayment of such taxes and assessments, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Symphony Icon.
                    (iii) Symphony Icon will at all times preserve and keep in full force and effect its corporate existence.
                    (iv) Symphony Icon will keep complete, proper and separate books of record and account, including a record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the operation of the business of Symphony Icon, all in accordance with GAAP (which GAAP shall be conformed to those used by Lexicon to the extent practicable), in each case to the extent necessary to enable Symphony Icon to comply with the periodic reporting requirements of this Agreement, and will promptly notify Lexicon if it adopts or changes any accounting principle pursuant to a change in GAAP or applicable Law.
                    (v) Symphony Icon will perform and observe in all material respects all of the terms and provisions of each Operative Document to be performed or observed by it, maintain each such Operative Document to which it is a party, promptly enforce in all material respects each such Operative Document in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by Holdings or Lexicon and make to each other party to each such Operative Document such demands and requests for information and reports or for action as Symphony Icon is entitled to make under such Operative Document.
                    (vi) Symphony Icon shall permit the representatives of Holdings (including Holdings’ members and their respective representatives), each Symphony Fund and Lexicon, at each of their own expense and upon reasonable prior notice to Symphony Icon, to visit the principal executive office of Symphony Icon, to discuss the affairs, finances and accounts of Symphony Icon with Symphony Icon’s officers and (with the consent of Symphony Icon, which consent will not be unreasonably

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withheld) its Auditors, all at such reasonable times and as often as may be reasonably requested in writing.
                    (vii) Symphony Icon shall permit each Symphony Fund, at its own expense and upon reasonable prior notice to Symphony Icon, to inspect and copy Symphony Icon’s books and records and inspect Symphony Icon’s properties at reasonable times.
                    (viii) Symphony Icon shall allow Lexicon or its designated representatives to have reasonable visitation and inspection rights with regard to the Programs and materials, documents and other information relating thereto.
                    (ix) Symphony Icon shall permit each Symphony Fund to consult with and advise the management of Symphony Icon on matters relating to the research and development of the Programs in order to develop the Product in accordance with the terms or provisions of the Amended and Restated Research and Development Agreement.
                    (x) On the Purchase Option Closing Date, or as soon thereafter as is practical, Symphony Icon shall deliver to Lexicon all materials, documents, files and other information relating to the Programs (or, where necessary, copies thereof).
                    (xi) During the Term, Lexicon shall have the right to consent to any increase in the size of the Symphony Icon Board to more than five (5) directors.
                    (xii) During the Term, Lexicon shall have the right to designate, remove and replace one (1) director of the Symphony Icon Board, including any successor thereto, as contemplated by Section 4(b)(iv).
                    (xiii) Symphony Icon shall indemnify the directors and officers of Symphony Icon against liability incurred by reason of the fact that such Person is or was a director or officer of Symphony Icon, as permitted by Article VII of the Symphony Icon Charter and Section 9.01 of the Symphony Icon By-laws, as set forth in, and on the terms of, the Indemnification Agreement and the RRD Services Agreement, respectively.
                    (xiv) During the Term, Symphony Icon shall comply with, and cause any Persons acting for it to comply with, the terms of the Investment Policy with respect to the investment of any funds held by it.
                    (xv) On or prior to the Purchase Option Closing Date, Symphony Icon shall pay for a non-cancelable clinical trial insurance policy and a non-cancelable directors and officers liability insurance policy covering claims made or reported for a period of six (6) years after the Purchase Option Closing Date to provide

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
insurance coverage for events, acts or omissions occurring on or prior to the Purchase Option Closing Date for all persons who were directors or officers of Symphony Icon on or prior to the Purchase Option Closing Date.
               (c) Symphony Icon covenants and agrees that, until the expiration of the Term, it shall not, and shall cause its Subsidiaries (if any) not to, without Lexicon’s prior written consent (such consent, in the case of clause (x) below, not to be unreasonably withheld):
                    (i) issue any Symphony Icon Equity Securities or any Equity Securities of any Subsidiary thereof (other than any issuances of Equity Securities by Symphony Icon made in accordance with Section 1(b) hereof to Holdings so long as Symphony Icon is a wholly owned subsidiary of Holdings, or by a Subsidiary of Symphony Icon to Symphony Icon or to another wholly owned Subsidiary of Symphony Icon); provided, however, that in any event any such Symphony Icon Equity Securities shall be issued subject to the Purchase Option;
                    (ii) redeem, repurchase or otherwise acquire, directly or indirectly, any Symphony Icon Equity Securities or the Equity Securities of any Subsidiary of Symphony Icon;
                    (iii) create, incur, assume or permit to exist (A) any Encumbrance over or on any of its assets, other than (x) statutory liens or (y) liens created in the ordinary course of Symphony Icon’s business securing obligations valued at [**] in the aggregate principal amount at any one time outstanding (unless the Development Committee shall authorize the existence of ordinary course liens securing obligations valued at [**]), or (B) Debt other than any Debt owing to parties not affiliated with Symphony Icon incurred pursuant to the Operative Documents and the Development Budget (including payables incurred in the ordinary course of business) (“Excepted Debt”); provided, however, that the aggregate outstanding principal amount of all Excepted Debt for borrowed money (including the amount of Debt secured by any Encumbrances permitted pursuant to clause (A)) shall not exceed [**] at any time;
                    (iv) declare or pay dividends or other distributions on any Symphony Icon Equity Securities other than any dividend declared out of funds released by the Development Committee pursuant to Section 8.1 of the Amended and Restated Research and Development Agreement, from the proceeds of (x) the exercise of a Discontinuation Option, or (y) a sale or license of a discontinued Program to a third party, in each case in respect of which Symphony Icon shall be entitled to pay (subject to the existence of lawfully available funds) a dividend equal to the net amount (such net amount calculated as the gross proceeds received less amounts required to be paid in respect of any and all corporate taxes owed by Symphony Icon as a result of the receipt of such gross amounts) of such Discontinuation Price or the amounts received from such third party, as the case may be;

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
                    (v) enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself, or convey, transfer, license, lease or otherwise dispose of all, or a material portion of, its properties, assets or business;
                    (vi) other than in respect of the Programs, engage in the development of products for any other company or engage or participate in the development of products or engage in any other material line of business;
                    (vii) other than entering into, and performing its obligations under, the Operative Documents and participating in the Programs, engage in any action that negates or is inconsistent with any rights of Lexicon set forth herein;
                    (viii) (A) other than as contemplated by the RRD Services Agreement and Section 6.2 of the Amended and Restated Research and Development Agreement, hire, retain or contract for the services of, any employees until the termination of such agreements, or (B) appoint, dismiss or change any RRD Investment Personnel;
                    (ix) incur any financial commitments in respect of the development of the Programs other than those set forth in the Development Plan and the Development Budget, or those approved by the Development Committee and, if so required by the terms of Paragraph 11 of the Development Committee Charter, the Symphony Icon Board in accordance with the Operative Documents;
                    (x) other than any transaction contemplated by the Operative Documents, enter into or engage in any Conflict Transactions without (x) if the Symphony Icon Board shall have less than five (5) members, the prior approval of all the members of the Symphony Icon Board, or (y) if the Board shall have five (5) members, the prior approval of a majority of the Disinterested Directors of the Symphony Icon Board; or
                    (xi) waive, alter, modify, amend or supplement in any manner whatsoever any material terms and conditions of the RRD Services Agreement, the Subscription Agreement, the Research Cost Sharing, Payment and Extension Agreement, or Articles 4 and 6 of the Amended and Restated Research and Development Agreement, except in compliance with the terms of the Operative Documents.
               (d) Symphony Icon covenants and agrees to deliver, cause to be delivered, and provide access thereto, to each other Party, each Symphony Fund, and such Auditors as Lexicon may designate, so long as such Auditors shall (x) be subject to confidentiality requirements at least as stringent as the Confidentiality Agreement or (y) be the Lexicon Accounting Advisor retained pursuant to an agreement which incorporates confidentiality provisions substantially the same as the ones incorporated in the agreements in effect between Lexicon and such Lexicon Accounting Advisor as of the Closing Date:

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
                    (i) upon request, copies of the then current Development Plan for each quarter, on or before March 31, June 30, September 30, and December 31 of each year;
                    (ii) upon request, copies of the then current Development Budget for each quarter, including a report setting forth in reasonable detail the projected expenditures by Symphony Icon pursuant to the Development Budget, on or before March 31, June 30, September 30, and December 31 of each year;
                    (iii) prior to the close of each fiscal year, Symphony Icon shall cause the Manager to seek to obtain from the Symphony Icon Auditors schedules of certain financial information to be provided to Lexicon’s Auditors in connection with the Symphony Icon Auditors’ audit of Symphony Icon. Within [**] after the close of each fiscal year, Symphony Icon (or the Manager acting on its behalf) will provide Lexicon’s Auditors with the Client Schedules. If the Symphony Icon Auditors deliver the notice or listing of required Client Schedules after the end of the fiscal year, Symphony Icon (or the Manager acting on its behalf) will provide the completed Client Schedules to Lexicon’s Auditors within [**] of such receipt. Following Lexicon’s Auditors’ review of the Client Schedules, Symphony Icon (or the Manager acting on its behalf) will promptly provide Lexicon’s Auditors with any reasonably requested back-up information related to the Client Schedules.
                    (iv) prior to the close of each fiscal year, Lexicon’s Chief Financial Officer, the Symphony Icon Auditors, Lexicon’s Auditors and Symphony Icon (or the Manager acting on its behalf) shall agree to a completion schedule that will include (A) the provision by Symphony Icon to Lexicon of the financial information reasonably necessary for Lexicon to consolidate the financial results of Symphony Icon and (B) the following financial statements, including the related notes thereto, audited and certified by the Symphony Icon Auditors: (1) a balance sheet of Symphony Icon as of the close of such fiscal year, (2) a statement of net income for such fiscal year, and (3) a statement of cash flows for such fiscal year. Such audited annual financial statements shall set forth in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and Symphony Icon (or the Manager acting on its behalf) shall, to the extent that Symphony Icon (or the Manager acting on its behalf), using commercially reasonable means, can procure such an opinion, be accompanied by an opinion thereon of the Symphony Icon Auditors to the effect that such financial statements present fairly, in all material respects, the financial position of Symphony Icon and its results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;
                    (v) within [**] following each calendar month and receipt from Lexicon of its monthly invoice to Symphony Icon, current accrued monthly vendor expenses and prepaid expenses, Symphony Icon (or the Manager acting on its

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
behalf) will provide to Lexicon: (A) the unaudited balance sheet of Symphony Icon for the previous calendar month; (B) the unaudited statement of net income for such previous calendar month; (C) the trial balance schedule for such previous calendar month; and (D) related account reconciliations for such previous calendar month (collectively, “Unaudited Financial Information”);
                    (vi) within [**] following its filing, a copy of each income tax return so filed by Symphony Icon with any foreign, federal, state or local taxing authority (including all supporting schedules thereto);
                    (vii) any other documents, materials or other information pertaining to the Programs or Symphony Icon as Lexicon may reasonably request, including preliminary financial information and information and documentation of internal controls and reporting;
                    (viii) promptly, and in any event within [**] of receipt thereof, copies of any notice to Symphony Icon from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect on Symphony Icon;
                    (ix) promptly upon receipt thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Symphony Icon;
                    (x) promptly upon receipt thereof, copies of any other notices, requests, reports, financial statements and other information and documents received by Symphony Icon under or pursuant to any other Operative Document, including, without limitation, any notices of breach or termination of any subcontracts or licenses entered into or permitted pursuant to the Operative Documents; and
                    (xi) with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of Symphony Icon or relating to the ability of Symphony Icon to perform its obligations hereunder and under the Operative Documents as from time to time may be reasonably requested by Lexicon and/or Holdings;
provided, that neither Symphony Icon, nor the Manager acting on behalf of Symphony Icon, shall have any liability to Lexicon for the failure to deliver financial documents or other materials hereunder, if such failure was caused by a failure of Lexicon to provide, in a timely manner, data required to prepare such financial documents or other materials to Symphony Lexicon in a timely manner.
               (e) Symphony Icon will use commercially reasonable efforts, at its own expense (as set forth in the Development Budget), to cooperate with Lexicon in meeting Lexicon’s government compliance, disclosure, and financial reporting

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
obligations, including without limitation under the Sarbanes-Oxley Act of 2002, as amended, and any rules and regulations promulgated thereunder, and under FASB Interpretation No. 46 (Revised). Without limiting the foregoing, Symphony Icon further covenants, until the completion of all the reporting, accounting and other obligations set forth therein with respect to the fiscal year in which this Agreement shall terminate, expire and end, that (w) the principal executive officer and the principal financial officer of Symphony Icon, or persons performing similar functions, shall provide certifications to Lexicon corresponding to those required with respect to public companies for which a class of securities is registered under the Securities Exchange Act (“Public Companies”) under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended; (x) Symphony Icon shall maintain a system of disclosure controls and internal controls (as defined under the Exchange Act) as required under the Exchange Act for Public Companies; (y) Symphony Icon shall provide to Lexicon an attestation report of the Symphony Icon Auditors with respect to Symphony Icon management’s assessment of Symphony Icon’s internal controls as required under the Exchange Act for Public Companies, if required by Lexicon’s Auditors in connection with their audit of Lexicon; and (z) Symphony Icon will maintain, or cause to have maintained, such sufficient evidentiary support for management’s assessment of the effectiveness of Symphony Icon’s internal controls as required under the Exchange Act for Public Companies.
          Section 6. Notice of Material Event. Each Party covenants and agrees that, upon its acquiring Knowledge of (a) any breach by it of any representation, warranty, covenant or any other term or condition of this Agreement or (b) any other event or development, in each case that is, or is reasonably expected to be, materially adverse to the other Party with respect to any Program or the transactions contemplated hereby, such Party shall promptly notify the other Party in writing within three (3) Business Days of acquiring such Knowledge; provided, that the failure to provide such notice shall not impair or otherwise be deemed a waiver of any rights any Party may have arising from such breach, event or development and that notice under this Section 6 shall not be deemed an admission by the Party providing such notice of any breach of any of the Operative Documents.
          Section 7. Assignment; Transfers; Legend.
               (a) Assignment by Lexicon and Symphony Icon. Neither Lexicon nor Symphony Icon may assign, delegate, transfer, sell or otherwise dispose of (collectively, “Transfer”), in whole or in part, any or all of their rights or obligations hereunder to any Person (a “Transferee”) without the prior written approval of each of the other Parties; provided, however, that Lexicon, without the prior approval of each of the other Parties, acting in accordance with Section 2A of this Agreement, may make such Transfer to any Person which acquires all or substantially all of Lexicon’s assets or business (or assets or business related to the Programs) or which is the surviving or resulting Person in a merger, consolidation or other reorganization with Lexicon. In no event shall such assignment alter the definition of “Lexicon Common Stock” except as a result of the surviving or resulting “parent” entity in a merger being other than Lexicon,

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
in which case any reference to Lexicon Common Stock shall be deemed to instead reference the common stock, if any, of the surviving or resulting parent entity.
               (b) Assignment and Transfers by Holdings. Prior to the expiration of the Term, Holdings may not Transfer, in whole or in part, any or all of its Symphony Icon Equity Securities or any or all of its rights or obligations hereunder to any Person (other than Lexicon) without the prior written consent of Lexicon. In addition, any Transfer of Symphony Icon Equity Securities by Holdings or any other Person to any Person other than Lexicon shall be conditioned upon, and no effect shall be given to any such Transfer unless such transferee shall agree in writing in form and substance satisfactory to Lexicon to be bound by all of the terms and conditions hereunder, including the Purchase Option, as if such transferee were originally designated as “Holdings” hereunder.
               (c) Legend. Any certificates evidencing Symphony Icon Equity Securities shall bear a legend in substantially the following form:
THE SECURITIES OF SYMPHONY ICON, INC., EVIDENCED HEREBY ARE SUBJECT TO AN OPTION, HELD BY LEXICON PHARMACEUTICALS, INC., AS DESCRIBED IN A PURCHASE OPTION AGREEMENT (THE “PURCHASE OPTION AGREEMENT”) DATED AS OF JUNE 15, 2007, BY AND AMONG LEXICON PHARMACEUTICALS, INC. AND THE OTHER PARTIES THERETO, TO PURCHASE SUCH SECURITIES AT A PURCHASE PRICE DETERMINED PURSUANT TO SECTION 2 OF THE PURCHASE OPTION AGREEMENT, EXERCISABLE BY WRITTEN NOTICE AT ANY TIME DURING THE PERIOD SET FORTH THEREIN. COPIES OF THE PURCHASE OPTION AGREEMENT ARE AVAILABLE AT THE PRINCIPAL PLACE OF BUSINESS OF SYMPHONY ICON, INC. AT 7361 CALHOUN PLACE, SUITE 325, ROCKVILLE, MARYLAND 20855, AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST WITHOUT COST.
          Section 8. Costs and Expenses; Payments.
               (a) Symphony Icon Costs and Expenses. Symphony Icon shall pay any of its ongoing legal expenses with respect to the transactions described in the Operative Documents from the funds allocated for such purpose in the Development Budget.

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               (b) Costs and Expenses of the Purchase Option. Except as otherwise specified in Section 2(f) hereof, each Party shall pay its own costs and expenses incurred in connection with the exercise of the Purchase Option.
               (c) Payments to Holdings. Payment of the Purchase Price, plus any costs and expenses payable by Symphony Icon under Section 2(f) hereof, shall be made to the account of Holdings on the Purchase Option Closing Date no later than 1:00 pm (New York time).
          Section 9. Expiration; Termination of Agreement.
               (a) Termination.
                    (i) This Agreement shall terminate upon the mutual written consent of all of the Parties.
                    (ii) Each of Holdings and Symphony Icon may terminate this Agreement at any time upon written notice to Lexicon if Lexicon is in material default or breach of this Agreement or any other Operative Document that has resulted in, or would reasonably be expected to result in, a material adverse effect on the Programs or Symphony Icon’s or Holdings’ rights under the Operative Documents, and such material default or breach continues unremedied for a period of [**] after written notice thereof is delivered to Lexicon (or, in the case of a breach of Section 2(b) of the Research Cost Sharing, Payment and Extension Agreement, such breach continues unremedied for a period of five (5) Business Days after written notice thereof is delivered to Lexicon (a “Payment Breach”)). Except in the case of a Payment Breach, such cure period may be extended if (i) Lexicon reasonably believes such breach can be cured within [**] of Lexicon’s receipt of Holdings’ and/or Symphony Icon’s written notice of such breach (and notifies Holdings and/or Symphony Icon, as applicable, in writing of such belief and the basis for such belief), and (ii) Holdings and/or Symphony Icon, as applicable, agree. If Lexicon fails to remedy the default or breach within the applicable cure period, Symphony Icon and/or Holdings may by final notice of termination to Lexicon terminate this Agreement. The rights of Holdings and Symphony Icon under this section shall be in addition to the rights under Secion 2A of this Agreement.
                    (iii) Subject to Sections 1(c)(v) and 2A hereof, which shall survive termination of this Agreement under this Section 9(a)(iii), each of Holdings and Symphony Icon may terminate this Agreement in the event that Symphony Icon terminates the Amended and Restated Research and Development Agreement in accordance with its terms.
                    (iv) In the event that this Agreement terminates, Symphony Icon shall have the rights set forth in Sections 2(a) and 2(b) of the Research Cost Sharing, Payment and Extension Agreement.

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          Section 10. Survival; Indemnification.
               (a) Survival of Representations and Warranties; Expiration of Certain Covenants.
                    (i) The representations and warranties of the Parties contained in this Agreement shall survive for a period of [**] from the making of such representations, except for representations and warranties contained in Sections 3(a)(i) and (ii), 4(a)(i) and (ii) and 5(a)(i) and (ii) hereof which shall survive indefinitely. The liability of the Parties related to their respective representations and warranties hereunder shall not be reduced by any investigation made at any time by or on behalf of Holdings, Symphony Icon or Lexicon, as applicable.
                    (ii) For the avoidance of doubt, the covenants and agreements set forth in Sections 4(b), 5(b)(i), 5(b)(v), 5(b)(vii)-(ix), 5(b)(xi)-(xiv), 5(c), 5(d)(i), 5(d)(ii), 5(d)(viii)-(xi) and 9(a)(iv) shall, upon the expiration of the Term, expire and end without any further obligation by Symphony Icon or Holdings thereunder.
                    (iii) For the avoidance of doubt, the covenants and agreements set forth in Sections 5(b)(ii)-(iv), 5(b)(vi), 5(b)(x), 5(d)(iii)-(vii) and 5(e) shall, upon the completion of all the reporting, accounting and other obligations set forth therein with respect to the fiscal year in which this Agreement shall terminate, expire and end without any further obligation by Symphony Icon or Holdings thereunder.
               (b) Indemnification. To the greatest extent permitted by applicable law, Lexicon shall indemnify and hold harmless Holdings and Symphony Icon and Holdings shall indemnify and hold harmless Lexicon, and each of their respective Affiliates, officers, directors, employees, agents, partners, members, successors, assigns, representatives of, and each Person, if any (including any officers, directors, employees, agents, partners, members of such Person) who controls Holdings, Symphony Icon and Lexicon, as applicable, within the meaning of the Securities Act or the Exchange Act, (each, an “Indemnified Party”), from and against any and all actions, causes of action, suits, claims, losses, costs, interest, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (hereinafter, a “Loss”), incurred by any Indemnified Party to the extent resulting from, arising out of, or relating to: (i) in the case of Lexicon being the Indemnifying Party, (A) any breach of any representation or warranty made by Lexicon herein or in Section 5.1 of the Novated and Restated Technology License Agreement, or (B) any breach of any covenant, agreement or obligation of Lexicon contained herein, and (ii) in the case of Holdings being the Indemnifying Party, (A) any breach of any representation or warranty made by Holdings or Symphony Icon herein, or (B) any breach of any covenant, agreement or obligation of Holdings or Symphony Icon contained herein. To the extent that the foregoing undertaking by Lexicon or Holdings may be unenforceable for any reason, such Party shall make the maximum contribution to the payment and satisfaction of any Loss that is permissible under applicable law.

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               (c) Notice of Claims. Any Indemnified Party that proposes to assert a right to be indemnified under this Section 10 shall notify Lexicon or Holdings, as applicable (the “Indemnifying Party”), promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnified Party (an “Indemnified Proceeding”) in respect of which a claim is to be made under this Section 10, or the incurrence or realization of any Loss in respect of which a claim is to be made under this Section 10, of the commencement of such Indemnified Proceeding or of such incurrence or realization, enclosing a copy of all relevant documents, including all papers served and claims made, but the omission to so notify the applicable Indemnifying Party promptly of any such Indemnified Proceeding or incurrence or realization shall not relieve (x) such Indemnifying Party from any liability that it may have to such Indemnified Party under this Section 10 or otherwise, except, as to such Indemnifying Party’s liability under this Section 10, to the extent, but only to the extent, that such Indemnifying Party shall have been prejudiced by such omission, or (y) any other indemnitor from liability that it may have to any Indemnified Party under the Operative Documents.
               (d) Defense of Proceedings. In case any Indemnified Proceeding shall be brought against any Indemnified Party, it shall notify the applicable Indemnifying Party of the commencement thereof as provided in Section 10(c), and such Indemnifying Party shall be entitled to participate in, and provided such Indemnified Proceeding involves a claim solely for money damages and does not seek an injunction or other equitable relief against the Indemnified Party and is not a criminal or regulatory action, to assume the defense of, such Indemnified Proceeding with counsel reasonably satisfactory to such Indemnified Party. After notice from such Indemnifying Party to such Indemnified Party of such Indemnifying Party’s election so to assume the defense thereof and the failure by such Indemnified Party to object to such counsel within ten (10) Business Days following its receipt of such notice, such Indemnifying Party shall not be liable to such Indemnified Party for legal or other expenses related to such Indemnified Proceedings incurred after such notice of election to assume such defense except as provided below and except for the reasonable costs of investigating, monitoring or cooperating in such defense subsequently incurred by such Indemnified Party reasonably necessary in connection with the defense thereof. Such Indemnified Party shall have the right to employ its counsel in any such Indemnified Proceeding, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless:
                    (i) the employment of counsel by such Indemnified Party at the expense of the applicable Indemnifying Party has been authorized in writing by such Indemnifying Party;
                    (ii) such Indemnified Party shall have reasonably concluded in its good faith (which conclusion shall be determinative unless a court determines that such conclusion was not reached reasonably and in good faith) that there is or may be a conflict of interest between the applicable Indemnifying Party and such Indemnified Party in the conduct of the defense of such Indemnified Proceeding or that there are or may be one or more different or additional defenses, claims, counterclaims,

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or causes of action available to such Indemnified Party (it being agreed that in any case referred to in this clause (ii) such Indemnifying Party shall not have the right to direct the defense of such Indemnified Proceeding on behalf of the Indemnified Party);
                    (iii) the applicable Indemnifying Party shall not have employed counsel reasonably acceptable to the Indemnified Party, to assume the defense of such Indemnified Proceeding within a reasonable time after notice of the commencement thereof; provided, however, that (A) this clause (iii) shall not be deemed to constitute a waiver of any conflict of interest that may arise with respect to any such counsel, and (B) an Indemnified Party may not invoke this clause (iii) if such Indemnified Party failed to timely object to such counsel pursuant to the first paragraph of this Section 10(d) above (it being agreed that in any case referred to in this clause (iii) such Indemnifying Party shall not have the right to direct the defense of such Indemnified Proceeding on behalf of the Indemnified Party); or
                    (iv) any counsel employed by the applicable Indemnifying Party shall fail to timely commence or reasonably conduct the defense of such Indemnified Proceeding and such failure has prejudiced (or is in immediate danger of prejudicing) the outcome of such Indemnified Proceeding (it being agreed that in any case referred to in this clause (iv) such Indemnifying Party shall not have the right to direct the defense of such Indemnified Proceeding on behalf of the Indemnified Party);
in each of which cases the fees and expenses of counsel for such Indemnified Party shall be at the expense of such Indemnifying Party. Only one counsel shall be retained by all Indemnified Parties with respect to any Indemnified Proceeding, unless counsel for any Indemnified Party reasonably concludes in good faith (which conclusion shall be determinative unless a court determines that such conclusion was not reached reasonably and in good faith) that there is or may be a conflict of interest between such Indemnified Party and one or more other Indemnified Parties in the conduct of the defense of such Indemnified Proceeding or that there are or may be one or more different or additional defenses, claims, counterclaims, or causes or action available to such Indemnified Party.
               (e) Settlement. Without the prior written consent of such Indemnified Party, such Indemnifying Party shall not settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding, unless such settlement, compromise, consent or related judgment (i) includes an unconditional release of such Indemnified Party from all liability for Losses arising out of such claim, action, investigation, suit or other legal proceeding, (ii) provides for the payment of money damages as the sole relief for the claimant (whether at law or in equity), (iii) involves no admission of fact

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adverse to the Indemnified Party or finding or admission of any violation of law or the rights of any Person by the Indemnified Party, and (iv) is not in the nature of a criminal or regulatory action. No Indemnified Party shall settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding (A) in respect of which any payment would result hereunder or under any other Operative Document, (B) which includes an injunction that will adversely affect any Indemnifying Party, (C) which involves an admission of fact adverse to the Indemnifying Party or a finding or admission of any violation of law or the rights of any Person by the Indemnifying Party, or (D) which is in the nature of a criminal or regulatory action, without the prior written consent of the Indemnifying Party, such consent not to be unreasonably conditioned, withheld or delayed.
          Section 11. No Petition. Each of Lexicon and Holdings covenants and agrees that, prior to the date which is one year and one day after the expiration of the Purchase Option Period, it will not institute or join in the institution of any bankruptcy, insolvency, reorganization or similar proceeding against Symphony Icon. The provisions of this Section 11 shall survive the termination of this Agreement.
          Section 12. Third-Party Beneficiary. Each of the Parties agrees that each Symphony Fund shall be a third-party beneficiary of this Agreement.
          Section 13. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any Party shall be in writing addressed to the Party at its address set forth below and shall be deemed given (i) when delivered to the Party personally, (ii) if sent to the Party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 13), when the transmitting Party obtains written proof of transmission and receipt; provided, however, that notwithstanding the foregoing, any communication sent by facsimile transmission after 5:00 PM (receiving Party’s time) or not on a Business Day shall not be deemed received until the next Business Day, (iii) when delivered by next Business Day delivery by a nationally recognized courier service, or (iv) if sent by registered or certified mail, when received, provided postage and registration or certification fees are prepaid and delivery is confirmed by a return receipt:
          Lexicon:
Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, TX 77381-1160
Attn: Arthur T. Sands, M.D., Ph.D.
Facsimile: (281) 863-8095
          with copies to:
Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, TX 77381-1160
Attn: Jeffrey L. Wade
Facsimile: (281) 863-8010
and

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Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, TX 77381-1160
Attn: Julia P. Gregory
Facsimile: (281) 863-8095
          Symphony Icon:
Symphony Icon, Inc.
7361 Calhoun Place, Suite 325
Rockville, MD 20855
Attn: Charles W. Finn, Ph.D.
Facsimile: (301) 762-6154
          Holdings:
Symphony Icon Holdings LLC
7361 Calhoun Place, Suite 325
Rockville, MD 20855
Attn: Robert L. Smith, Jr.
Facsimile: (301) 762-6154
          with copies to:
Symphony Capital Partners, L.P.
875 Third Avenue, 18th Floor
New York, NY 10022
Attn: Mark Kessel
Facsimile: (212) 632-5401
and
Symphony Strategic Partners, LLC
875 Third Avenue, 18th Floor
New York, NY 10022
Attn: Mark Kessel
Facsimile: (212) 632-5401
or to such other address as such Party may from time to time specify by notice given in the manner provided herein to each other Party entitled to receive notice hereunder.
          Section 14. Governing Law; Consent to Jurisdiction and Service of Process.
               (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York; except to the extent that this

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Agreement pertains to the internal governance of Symphony Icon or Holdings, and to such extent this Agreement shall be governed and construed in accordance with the laws of the State of Delaware.
               (b) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court and Delaware State court or federal court of the United States of America sitting in The City of New York, Borough of Manhattan or Wilmington, Delaware, and any appellate court from any jurisdiction thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court, any such Delaware State court or, to the fullest extent permitted by law, in such federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Party may otherwise have to bring any action or proceeding relating to this Agreement.
               (c) Each of the Parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court, or any Delaware State or federal court. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereby consents to service of process by mail.
          Section 15. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.
          Section 16. Entire Agreement. This Agreement (including any Annexes, Schedules, Exhibits or other attachments hereto) constitutes the entire agreement between the Parties with respect to the matters covered hereby and supersedes all prior and contemporaneous agreements, correspondence, discussion, and understanding with respect to such matters between the Parties, excluding the Operative Documents.
          Section 17. Amendment; Successors; Counterparts.
               (a) The terms of this Agreement shall not be altered, modified, amended, waived or supplemented in any manner whatsoever except by a written instrument signed by each of the Parties.

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               (b) Except as set forth in Section 12, nothing expressed or implied herein is intended or shall be construed to confer upon or to give to any Person, other than the Parties, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the Parties and their successors and permitted assigns.
               (c) This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed an original but all of which, taken together, shall constitute one and the same Agreement.
          Section 18. Specific Performance. The Parties acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore agree that the rights and obligations of the Parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such a remedy shall, however, not be exclusive, and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise. The Parties further acknowledge and agree that a decree of specific performance may not be an available remedy in all circumstances.
          Section 19. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
          Section 20. Tax Reporting. The Parties acknowledge and agree that, for all federal and state income tax purposes:
               (a) (i) Holdings shall be treated as the owner of all the Equity Securities of Symphony Icon prior to the consummation of the Purchase Option; (ii) the Purchase Option shall be treated as an option to acquire all the Equity Securities of Symphony Icon; (iii) the Option Premium Shares shall be treated as an option premium payable in respect of the grant of the Purchase Option; and (iv) Symphony Icon shall be treated as the owner of all the Licensed Intellectual Property and shall be entitled to all deductions claimed under Section 174 of the Code in respect of the Licensed Intellectual Property to the extent of the amounts funded by Symphony Icon (which, for the avoidance of doubt, shall not preclude Lexicon from claiming deductions under Section 174 of the Code to which Lexicon is otherwise entitled); and

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               (b) No Party shall take any tax position inconsistent with any position described in Section 20(a) above, except (i) in the event of a “determination” (as defined in Section 1313 of the Code) to the contrary, or (ii) in the event either of the Parties receives an opinion of counsel to the effect that there is no reasonable basis in law for such a position or that a tax return cannot be prepared based on such a position without being subject to substantial understatement penalties; provided, however, that in the case of Lexicon, such counsel shall be reasonably satisfactory to Holdings.
[SIGNATURES FOLLOW ON NEXT PAGE]

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     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

LEXICON PHARMACEUTICALS, INC.

By:
Name: Arthur T. Sands, M.D., Ph.D.
Title: President and Chief Executive Officer

SYMPHONY ICON HOLDINGS LLC

By:	Symphony Capital Partners, L.P.,
its Manager

By:	Symphony Capital GP, L.P.,
its general partner

By:	Symphony GP, LLC,
its general partner

By:
Name: Mark Kessel
Title: Managing Member

SYMPHONY ICON, INC.

By:
Name: Mark Kessel
Title: Chairman of the Board
Signature page to Purchase Option Agreement

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SCHEDULE I
PURCHASE PRICE TABLE

Year Following the			Yearly Price
Closing Date	First Date of Year	Last Date of Year	(in millions)
2nd Year	June 15, 2008	June 14, 2009	$72
3rd Year	June 15, 2009	June 14, 2010	$81
4th Year	June 15, 2010	June 15, 2011	$90

SCH-1

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EXHIBIT 1
PURCHASE OPTION EXERCISE NOTICE
                    , 20__
Attention:
Ladies and Gentlemen:
     Reference is hereby made to that certain Purchase Option Agreement dated as of June 15, 2007 (the “Purchase Option Agreement”), by and among Lexicon Pharmaceuticals, Inc., a Delaware corporation (“Lexicon”), Symphony Icon Holdings LLC, a Delaware limited liability company, and Symphony Icon, Inc., a Delaware corporation. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Purchase Option Agreement.
     Pursuant to Section 2(a) of the Purchase Option Agreement, Lexicon hereby irrevocably notifies you that it hereby exercises the Purchase Option.
     Subject to the terms set forth therein, Lexicon hereby affirms the representations and warranties set forth in Section 3(a) of the Purchase Option Agreement, as of the date hereof.
     Lexicon estimates that the Purchase Option Closing Date will be                     .
     The Purchase Price will be $                    , subject to adjustment if the Purchase Option Closing Date occurs later than the estimated date set forth above.
     [Lexicon intends to pay                     % of the Purchase Price in Lexicon Common Stock. The number of shares to be transferred at such Purchase Price will be                     , based on a per share valuation of $                    . This represents                     % of the total amount of Lexicon Common Stock issued and outstanding as of the Purchase Option Closing Date.]

Very truly yours, LEXICON PHARMACEUTICALS, INC.
By:
Name:
Title:

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ANNEX A
CERTAIN DEFINITIONS
See attached.

A-1

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CERTAIN DEFINITIONS
          “$” means United States dollars.
          “Accredited Investor” has the meaning set forth in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.
          “Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq.
          “Activity” means:
               (a) in the case of goods or services procured from third party vendors, the resources applied (and the costs incurred therefor) on one clinical study or protocol under a single contract with a vendor, said contract consisting of either a purchase order or a stand alone contract, if for a one-time purchase, or a series of work orders under a master contract or master services agreement, if for multiple purchases of similar goods or services from the same vendor; and
               (b) in the case of internally provided goods or services, the resources applied, allocated or reallocated (and the costs associated therewith) under a single budgetary line item for any LG103 Program or any LG617 Program.
          “Ad Hoc Meeting” has the meaning set forth in Paragraph 6 of Annex B of the Amended and Restated Research and Development Agreement.
          “Additional Party” has the meaning set forth in Section 14 of the Confidentiality Agreement.
          “Additional Regulatory Filings” means such Governmental Approvals as required to be made under any law applicable to the purchase of the Symphony Icon Equity Securities under the Purchase Option Agreement.
          “Adjusted Capital Account Deficit” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
          “Affected Member” has the meaning set forth in Section 26 of the Investors LLC Agreement.
          “Affiliate” means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director, general partner, member or trustee of such Person, or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a

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Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such Person or entities.
          “Amended and Restated Research and Development Agreement” means the Amended and Restated Research and Development Agreement dated as of the Closing Date, among Lexicon, Holdings and Symphony Icon.
          “Annual Price” has the meaning set forth in Section 2(b) of the Purchase Option Agreement.
          “Asset Value” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
          “Auditors” means an independent certified public accounting firm of recognized national standing.
          “Balance Sheet Deficiency” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.
          “Balance Sheet Deficiency Date” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.
          “Balance Sheet Deficiency Threshold” shall have the meaning set forth in Section 3(b) of the Research Cost Sharing, Payment and Extension Agreement.
          “Bankruptcy Code” means the United States Bankruptcy Code.
          “Bankruptcy Event” means, with respect to a Person, the occurrence of either of the following:
               (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person of all or substantially all of its assets, or any similar action with respect to such Person under any Law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy Laws or other similar Laws now or hereafter in effect; or
               (b) such Person shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy,

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insolvency, reorganization, debt arrangement, dissolution or other similar Law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.
          “BMS” means Bristol-Myers Squibb Company, a Delaware corporation.
          “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.
          “Capital Contributions” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
          “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
          “Cash Available for Distribution” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
          “Chair” has the meaning set forth in Paragraph 4 of Annex B to the Amended and Restated Research and Development Agreement.
          “Change of Control” means and includes the occurrence of any of the following events, but specifically excludes (i) acquisitions of capital stock directly from Lexicon for cash, whether in a public or private offering, (ii) sales of capital stock by stockholders of Lexicon, and (iii) acquisitions of capital stock by or from any employee benefit plan or related trust:
          (a) the merger, reorganization or consolidation of Lexicon into or with another corporation or legal entity in which Lexicon’s stockholders holding the right to vote with respect to matters generally immediately preceding such merger, reorganization or consolidation, own less than fifty percent (50%) of the voting securities of the surviving entity; or
          (b) the sale of all or substantially all of Lexicon’s assets or business.
          “Change of Control Put Option” has the meaning set forth in Section 2A of the Purchase Option Agreement.
          “Change of Control Put Option Exercise Notice” has the meaning set forth in Section 2A of the Purchase Option Agreement.

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          “Class A Member” means a holder of a Class A Membership Interest.
          “Class A Membership Interest” means a Class A Membership Interest in Holdings.
          “Class B Member” means a holder of a Class B Membership Interest.
          “Class B Membership Interest” means a Class B Membership Interest in Holdings.
          “Class C Member” means a holder of a Class C Membership Interest.
          “Class C Membership Interest” means a Class C Membership Interest in Holdings.
          “Class D Member” means a holder of a Class D Membership Interest.
          “Class D Membership Interest” means a Class D Membership Interest in Holdings.
          “Client Schedules” has the meaning set forth in Section 5(b) of the RRD Services Agreement.
          “Clinical Trial Material” means Product and placebo for administration to animals for pre-clinical testing or to humans for clinical testing, and Product for non-clinical testing.
          “Closing Date” means June 15, 2007.
          “CMC” means the chemistry, manufacturing and controls documentation as required for filings with a Regulatory Authority relating to the manufacturing, production and testing of drug products.
          “CNS Field” means the field of prevention, palliation, control or treatment in humans of (a) depression, schizophrenia, bipolar disease, dementia, anxiety, attention deficit hyperactivity disorder, anorexia nervosa and other affective disorders, (b) Alzheimer’s disease and other cognitive disorders, (c) Parkinson’s disease, amyotrophic lateral sclerosis and other neurodegenerative disorders, (d) pain, (e) epilepsy, (f) insomnia, narcolepsy and other sleep disorders, (g) substance abuse and (h) migraine.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Common Stock” means the common stock, par value $0.01 per share, of Symphony Icon.

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
          “Company Expenses” has the meaning set forth in Section 5.09 of the Holdings LLC Agreement.
          “Company Property” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
          “Confidential Information” has the meaning set forth in Section 2 of the Confidentiality Agreement.
          “Confidentiality Agreement” means the Confidentiality Agreement, dated as of the Closing Date, among Symphony Icon, Holdings, Lexicon, SCP, SSP, Investors, Symphony Capital and RRD, as such agreement may be amended or amended and restated from time to time.
          “Conflict Transaction” has the meaning set forth in Article X of the Symphony Icon Charter.
          “Control” means, with respect to any material, information or intellectual property right, that a Party owns or has a license to such item or right, and has the ability to grant the other Party access, a license or a sublicense (as applicable) in or to such item or right as provided in the Operative Documents without violating the terms of any agreement or other arrangement with any third party.
          “Cross Program Budget Component” has the meaning set forth in Section 4.1 of the Amended and Restated Research and Development Agreement.
          “Debt” of any Person means, without duplication:
          (a) all indebtedness of such Person for borrowed money,
          (b) all obligations of such Person for the deferred purchase price of property or services (other than any portion of any trade payable obligation that shall not have remained unpaid for 91 days or more from the later of (A) the original due date of such portion and (B) the customary payment date in the industry and relevant market for such portion),
          (c) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,
          (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (whether or not the rights and remedies of the seller or lender under such agreement in an event of default are limited to repossession or sale of such property),
          (e) all Capitalized Leases to which such Person is a party,

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
          (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities,
          (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person,
          (h) the net amount of all financial obligations of such Person in respect of Hedge Agreements,
          (i) the net amount of all other financial obligations of such Person under any contract or other agreement to which such Person is a party,
          (j) all Debt of other Persons of the type described in clauses (a) through (i) above guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed, directly or indirectly, by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss, and
          (k) all Debt of the type described in clauses (a) through (i) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned or held or used under lease or license by such Person, even though such Person has not assumed or become liable for payment of such Debt.
          “Development Budget” means the budget (comprised of the Program Specific Budget Component and the Cross Program Budget Component) for the implementation of the Development Plan (the initial form of which was agreed upon by Lexicon and Symphony Icon as of the Closing Date and attached to the Amended and Restated Research and Development Agreement as Annex C thereto), as may be further developed and revised from time to time in accordance with the Development Committee Charter and the Amended and Restated Research and Development Agreement.
          “Development Committee” has the meaning set forth in Article 3 of the Amended and Restated Research and Development Agreement.
          “Development Committee Charter” has the meaning set forth in Article 3 of the Amended and Restated Research and Development Agreement.
          “Development Committee Member” has the meaning set forth in Paragraph 1 of Annex B to the Amended and Restated Research and Development Agreement.

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
          “Development Plan” means the development plan covering all the Programs (the initial form of which was agreed upon by Lexicon and Symphony Icon as of the Closing Date and attached to the Amended and Restated Research and Development Agreement as Annex C thereto), as may be further developed and revised from time to time in accordance with the Development Committee Charter and the Amended and Restated Research and Development Agreement.
          “Development Product” means a LG617 Product or a LG103 Product that is administered in a clinical trial performed pursuant to the Development Plan.
          “Development Services” has the meaning set forth in Section 1(b) of the RRD Services Agreement.
          “Development Subcontracting Agreement” means a Subcontracting Agreement that is directly related to one or both of the Programs and is not a Manufacturing Subcontracting Agreement.
          “Director(s)” means the Persons identified as such in the Preliminary Statement of the Indemnification Agreement (including such Persons as may become parties thereto after the date hereof).
          “Disclosing Party” has the meaning set forth in Section 4 of the Confidentiality Agreement.
          “Discontinuation Option” has the meaning set forth in Section 11(a) of the Amended and Restated Research and Development Agreement.
          “Discontinuation Option Closing Date” means the date of expiration of the Discontinuation Option pursuant to Section 11(a) of the Amended and Restated Research and Development Agreement.
          “Discontinuation Price” has the meaning set forth in Section 11(a) of the Amended and Restated Research and Development Agreement.
          “Discontinued Program” has the meaning set forth in Section 2.10 of the Novated and Restated Technology License Agreement.
          “Disinterested Directors” has the meaning set forth in Article IX of the Symphony Icon Charter.
          “Distribution” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
          “Early Purchase Option Exercise” has the meaning set forth in Section 1(c)(v) of the Purchase Option Agreement.

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
          “Effective Registration Date” has the meaning set forth in Section 1(b) of the Registration Rights Agreement.
          “Encumbrance” means (i) any security interest, pledge, mortgage, lien (statutory or other), charge or option to purchase, lease or otherwise acquire any interest, (ii) any adverse claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement, license or other encumbrance of any kind, preference or priority, or (iii) any other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement).
          “Equity Securities” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.
          “ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.
          “Excepted Debt” has the meaning set forth in Section 5(c)(iii) of the Purchase Option Agreement.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          “Existing Confidentiality Agreement” has the meaning set forth in Section 2(a) of the Confidentiality Agreement.
          “Extension Funding” has the meaning set forth in Section 2 of the Research Cost Sharing, Payment and Extension Agreement.
          “External Directors” means, at any time, up to two (2) Persons elected to the Symphony Icon Board after the Closing Date (who shall be neither employees of Symphony Capital nor of Lexicon) in accordance with the Symphony Icon Charter, the Symphony Icon By-laws and Section 4(b)(v) of the Purchase Option Agreement.
          “FDA” means the United States Food and Drug Administration or its successor agency in the United States.

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
          “FDA Sponsor” has the meaning set forth in Section 5.1 of the Amended and Restated Research and Development Agreement.
          “Final Termination Date” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.
          “Financial Audits” has the meaning set forth in Section 6.7 of the Amended and Restated Research and Development Agreement.
          “Financing” has the meaning set forth in the Preliminary Statement of the Purchase Option Agreement.
          “Fiscal Year” has the meaning set forth in each Operative Document in which it appears.
          “Form S-3” means the Registration Statement on Form S-3 as defined under the Securities Act.
          “FTE” means the time and effort of one or more qualified scientists, technicians, project managers, preclinical or clinical research personnel, regulatory personnel, or patent professionals that is equivalent to [**]. The percentage of a FTE billable by Lexicon to the Programs for one individual shall be determined by dividing the number of hours worked directly by said individual on one or more of the Programs, [**], by [**], with the further limitation that one individual cannot account for more than one FTE over any annual period.
          “Funds Termination Date” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.
          “Funds Termination Notice” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.
          “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.
          “Governmental Approvals” means authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by any Governmental Authority.
          “Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
          “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
          “Hedge Agreement” means any interest rate swap, cap or collar agreement, interest rate future or option contract, currency swap agreement, currency future or option contract or other similar hedging agreement.
          “Holdings” means Symphony Icon Holdings LLC, a Delaware limited liability company.
          “Holdings Claims” has the meaning set forth in Section 5.01 of the Share Purchase Agreement.
          “Holdings LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Holdings dated as of the Closing Date.
          “HSR Filings” means the pre-merger notification and report forms required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
          “Icon Relevant Infringement” means an infringement, misappropriation, illegal use or misuse of the Licensed Patent Rights or other Licensed Intellectual Property due to the manufacture, use, sale or importation of a LG103 Product or a LG617 Product.
          “IND” means an Investigational New Drug Application, as described in 21 U.S.C. § 355(i)(1) and 21 C.F.R. § 312 in the regulations promulgated by the United States Food and Drug Administration, or any foreign equivalent thereof.
          “Indemnification Agreement” means the Indemnification Agreement among Symphony Icon and the Directors named therein, dated as of the Closing Date, as such agreement may be amended or amended and restated from time to time.
          “Indemnified Party” has the meaning set forth in each Operative Document in which it appears.
          “Indemnified Proceeding” has the meaning set forth in each Operative Document in which it appears.
          “Indemnifying Party” has the meaning set forth in each Operative Document in which it appears.
          “Initial Development Budget” means the initial development budget prepared by representatives of Symphony Icon and Lexicon prior to the Closing Date, and attached to the Amended and Restated Research and Development Agreement as Annex C thereto.

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
          “Initial Development Plan” means the initial development plan prepared by representatives of Symphony Icon and Lexicon prior to the Closing Date, and attached to the Amended and Restated Research and Development Agreement as Annex C thereto.
          “Initial Holdings LLC Agreement” means the Agreement of Limited Liability Company of Holdings, dated April 30, 2007.
          “Initial Investors LLC Agreement” means the Agreement of Limited Liability Company of Investors, dated April 30, 2007.
          “Initial LLC Member” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
          “Interest Certificate” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
          “Investment Company Act” means the Investment Company Act of 1940, as amended.
          “Investment Overview” means the investment overview describing the transactions entered into pursuant to the Operative Documents.
          “Investment Policy” has the meaning set forth in Section 1(a)(vi) of the RRD Services Agreement.
          “Investors” means Symphony Icon Investors LLC.
          “Investors LLC Agreement” means the Amended and Restated Agreement of Limited Liability Company of Investors dated as of the Closing Date.
          “IRS” means the U.S. Internal Revenue Service.
          “Key Personnel” means those Lexicon Personnel listed on Schedule 6.5 to the Amended and Restated Research and Development Agreement, as such schedule may be updated from time to time by mutual agreement of the parties to the Amended and Restated Research and Development Agreement.
          “Know-How” means any and all proprietary technology, including without limitation, manufacturing processes or protocols, know-how, writings, documentation, data, technical information, techniques, results of experimentation and testing, diagnostic and prognostic assays, specifications, databases, any and all laboratory, research, pharmacological, toxicological, analytical, quality control pre-clinical and clinical data, and other information and materials, whether or not patentable.

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
          “Knowledge” of Lexicon, Symphony Icon or Holdings, as the case may be, means the actual (and not imputed) knowledge of the executive officers or managing member of such Person without the duty of inquiry or investigation.
          “Law” means any law, statute, treaty, constitution, regulation, rule, ordinance, order or Governmental Approval, or other governmental restriction, requirement or determination, of or by any Governmental Authority.
          “Lexicon” means Lexicon Pharmaceuticals, Inc., a Delaware corporation (f/k/a Lexicon Genetics Incorporated).
          “Lexicon Accounting Advisor” means Ernst & Young LLP.
          “Lexicon Common Stock” means the common stock, par value $0.001 per share, of Lexicon.
          “Lexicon Common Stock Valuation” has the meaning set forth in Section 2(e) of the Purchase Option Agreement.
          “Lexicon Funding Notice” has the meaning set forth in Section 2(b) of the Research Cost Sharing, Payment and Extension Agreement.
          “Lexicon Obligations” has the meaning set forth in Section 6.1(a) of the Amended and Restated Research and Development Agreement.
          “Lexicon Payment Amount” has the meaning set forth in Paragraph 14 of the Development Committee Charter.
          “Lexicon Personnel” has the meaning set forth in Section 8.4 of the Amended and Restated Research and Development Agreement.
          “Lexicon Public Filings” means all publicly available filings made by Lexicon with the SEC.
          “Lexicon Subcontractor” means a third party that has entered into a Subcontracting Agreement with Lexicon.
          “LG103” means [**].
          “LG103 Product” means pharmaceutical compositions that Target LG103, including pharmaceutical compositions comprising LX1031, LX1032 and/or backups.
          “LG103 Program” means the development, manufacture and/or use of any LG103 Product.
          “LG617” means [**].

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
          “LG617 Product” means pharmaceutical compositions that Target LG617, including pharmaceutical compositions comprising LX6171 and/or backups.
          “LG617 Program” means the development, manufacture and/or use of any LG617 Product.
          “License” has the meaning set forth in the Preliminary Statement of the Purchase Option Agreement.
          “Licensed Intellectual Property” means the Licensed Patent Rights and the Licensed Know-How.
          “Licensed Know-How” means any and all Know-How that is [**].
          “Licensed Patent Rights” means:
          (a) [**];
          (b) [**]; and
          (c) [**].
          “Licensed Patent Rights” include [**].
          “Licensor” means Lexicon.
          “Lien” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
          “Liquidating Event” has the meaning set forth in Section 8.01 of the Holdings LLC Agreement.
          “LLC Agreements” means the Initial Holdings LLC Agreement, the Holdings LLC Agreement, the Initial Investors LLC Agreement and the Investors LLC Agreement.
          “Loss” has the meaning set forth in each Operative Document in which it appears.
          “LX1031” means [**].
          “LX1032” means [**].
          “LX6171” means [**].
          “Management Fee” has the meaning set forth in Section 6(a) of the RRD Services Agreement.

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
          “Management Services” has the meaning set forth in Section 1(a) of the RRD Services Agreement.
          “Manager” means (i) for each LLC Agreement in which it appears, the meaning set forth in such LLC Agreement, and (ii) for each other Operative Document in which it appears, RRD in its capacity as the provider of Management Services on behalf of Symphony Icon pursuant to the RRD Services Agreement.
          “Manager Event” has the meaning set forth in Section 3.01(g) of the Holdings LLC Agreement.
          “Manufacturing Subcontracting Agreement” means a Subcontracting Agreement that is directly related to the manufacture of Product (including procurement of components and development of improved manufacturing methods).
          “Material Adverse Effect” means, with respect to any Person, a material adverse effect on (i) the business, assets, property or condition (financial or otherwise) of such Person or, (ii) its ability to comply with and satisfy its respective agreements and obligations under the Operative Documents or, (iii) the enforceability of the obligations of such Person under any of the Operative Documents to which it is a party.
          “Medical Discontinuation Event” means [**].
          “Membership Interest” means (i) for each LLC Agreement in which it appears, the meaning set forth in such LLC Agreement, and (ii) for each other Operative Document in which it appears, the meaning set forth in the Holdings LLC Agreement.
          “NASDAQ” means the Nasdaq Stock Market, Inc.
          “NDA” means a New Drug Application, as defined in the regulations promulgated by the United States Food and Drug Administration, or any foreign equivalent thereof.
          “Non-Lexicon Capital Transaction” means any (i) sale or other disposition of all or part of the Symphony Icon Shares or all or substantially all of the operating assets of Symphony Icon, to a Person other than Lexicon or an Affiliate of Lexicon or (ii) distribution in kind of the Symphony Icon Shares following the unexercised expiration or termination of the Purchase Option.
          “Novated and Restated Technology License Agreement” means the Novated and Restated Technology License Agreement, dated as of the Closing Date, among Lexicon, Symphony Icon and Holdings.
          “Operative Documents” means, collectively, the Indemnification Agreement, the Holdings LLC Agreement, the Purchase Option Agreement, the Share Purchase Agreement, the Registration Rights Agreement, the Subscription Agreement,

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
the Technology License Agreement, the Novated and Restated Technology License Agreement, the RRD Services Agreement, the Research and Development Agreement, the Research Cost Sharing, Payment and Extension Agreement, the Amended and Restated Research and Development Agreement, the Confidentiality Agreement, and each other certificate and agreement executed in connection with any of the foregoing documents.
          “Organizational Documents” means any certificates or articles of incorporation or formation, partnership agreements, trust instruments, bylaws or other governing documents.
          “Partial Stock Payment” has the meaning set forth in Section 3(a)(iii) of the Purchase Option Agreement.
          “Party(ies)” means, for each Operative Document or other agreement in which it appears, the parties to such Operative Document or other agreement, as set forth therein. With respect to any agreement in which a provision is included therein by reference to a provision in another agreement, the term “Party” shall be read to refer to the parties to the document at hand, not the agreement that is referenced.
          “Payment Terms” has the meaning set forth in Section 8.2 of the Amended and Restated Research and Development Agreement.
          “Percentage” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
          “Permitted Investments” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
          “Permitted Lien” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
          “Person” means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.
          “Personnel” of a Party means such Party, its employees, subcontractors, consultants, representatives and agents.
          “Prime Rate” means the quoted “Prime Rate” at JPMorgan Chase Bank or, if such bank ceases to exist or is not quoting a base rate, prime rate reference rate or similar rate for United States dollar loans, such other major money center commercial bank in New York City selected by the Manager.
          “Product” means a LG617 Product and/or a LG103 Product.

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
          “Profit” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
          “Programs” means the LG617 Program and/or the LG103 Program.
          “Program Specific Budget Component” has the meaning set forth in Section 4.1 of the Amended and Restated Research and Development Agreement.
          “Program-Specific Claim” means any claim in a patent or patent application in the Licensed Patent Rights that is directed exclusively to (i) the composition of matter, formulations or use of any Product or (ii) methods of treating humans by inhibiting, agonizing, or otherwise modulating (i.e., acting through) LG103 or LG617.
          “Program-Specific Patents” means any and all Licensed Patent Rights that contain at least one Program-Specific Claim.
          “Protocol” means a written protocol that meets the substantive requirements of Section 6 of the ICH Guideline for Good Clinical Practice as adopted by the FDA, effective May 9, 1997, and is included within the Development Plan or later modified or added to the Development Plan pursuant to the Amended and Restated Research and Development Agreement.
          “Public Companies” has the meaning set forth in Section 5(e) of the Purchase Option Agreement.
          “Purchase Option” has the meaning set forth in Section 1(a) of the Purchase Option Agreement.
          “Purchase Option Agreement” means the Purchase Option Agreement dated as of the Closing Date, among Lexicon, Holdings and Symphony Icon.
          “Purchase Option Closing” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.
          “Purchase Option Closing Date” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.
          “Purchase Option Commencement Date” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.
          “Purchase Option Exercise Date” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.
          “Purchase Option Exercise Notice” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
          “Purchase Option Period” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.
          “Purchase Price” has the meaning set forth in Section 2(b) of the Purchase Option Agreement.
          “QA Audits” has the meaning set forth in Section 6.6 of the Amended and Restated Research and Development Agreement.
          “Registration Rights Agreement” means the Registration Rights Agreement dated as of the Closing Date, between Lexicon and Holdings.
          “Registration Statement” has the meaning set forth in Section 1(b) of the Registration Rights Agreement.
          “Regulatory Allocation” has the meaning set forth in Section 3.06 of the Holdings LLC Agreement.
          “Regulatory Authority” means the United States Food and Drug Administration, or any successor agency in the United States, or any health regulatory authority(ies) in any other country that is a counterpart to the FDA and has responsibility for granting registrations or other regulatory approval for the marketing, manufacture, storage, sale or use of drugs in such other country.
          “Regulatory Files” means any IND, NDA or any other filings filed with any Regulatory Authority with respect to the Programs.
          “Representative” of any Person means such Person’s shareholders, principals, directors, officers, employees, members, managers and/or partners.
          “Research Cost Sharing, Payment and Extension Agreement” means the Research Cost Sharing, Payment and Extension Agreement dated as of the Closing Date, among Lexicon, Holdings and Symphony Icon.
          “Research and Development Agreement” means the Research and Development Agreement dated as of the Closing Date, between Lexicon and Holdings.
          “RRD” means RRD International, LLC, a Delaware limited liability company.
          “RRD Indemnified Party” has the meaning set forth in Section 10(a) of the RRD Services Agreement.
          “RRD Loss” has the meaning set forth in Section 10(a) of the RRD Services Agreement.

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
          “RRD Personnel” has the meaning set forth in Section 1(a)(ii) of the RRD Services Agreement.
          “RRD Services Agreement” means the RRD Services Agreement between Symphony Icon and RRD, dated as of the Closing Date.
          “Schedule K-1” has the meaning set forth in Section 9.02(a) of the Holdings LLC Agreement.
          “Scheduled Meeting” has the meaning set forth in Paragraph 6 of Annex B of the Amended and Restated Research and Development Agreement.
          “Scientific Discontinuation Event” has the meaning set forth in Section 4.2(c) of the Amended and Restated Research and Development Agreement.
          “SCP” means Symphony Capital Partners, L.P., a Delaware limited partnership.
          “SEC” means the United States Securities and Exchange Commission.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Selling Stockholder Questionnaire” has the meaning set forth in Section 4(a) of the Registration Rights Agreement.
          “Share Closing” has the meaning set forth in Section 2.04 of the Share Purchase Agreement.
          “Share Date” has the meaning set forth in Section 2.02 of the Share Purchase Agreement.
          “Share Purchase Agreement” means the Share Purchase Agreement, dated as of the Closing Date, between Lexicon and Holdings.
          “Shares” has the meaning set forth in Section 2.01 of the Share Purchase Agreement.
          “Solvent” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
          “SSP” means Symphony Strategic Partners, LLC, a Delaware limited liability company.
          “Stock Payment Date” has the meaning set forth in Section 2 of the Subscription Agreement.

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
          “Stock Purchase Price” has the meaning set forth in Section 2 of the Subscription Agreement.
          “Subcontracting Agreement” means (a) any written agreement between Lexicon and a third party pursuant to which the third party performs any Lexicon Obligations or (b) any work order, change order, purchase order or the like entered into pursuant to Section 6.2(b) of the Amended and Restated Research and Development Agreement.
          “Sublicense Obligations” has the meaning set forth in Section 3.2 of the Novated and Restated Technology License Agreement.
          “Sublicensed Intellectual Property” has the meaning set forth in Section 3.2 of the Novated and Restated Technology License Agreement.
          “Subscription Agreement” means the Subscription Agreement between Symphony Icon and Holdings, dated as the Closing Date.
          “Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency); (b) the interest in the capital or profits of such partnership, joint venture or limited liability company; or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.
          “Surviving Entity” means the surviving legal entity which is surviving entity to Lexicon after giving effect to a Change of Control.
          “Symphony Capital” means Symphony Capital LLC, a Delaware limited liability company.
          “Symphony Fund(s)” means Symphony Capital Partners, L.P., a Delaware limited partnership, and Symphony Strategic Partners, LLC, a Delaware limited liability company.
          “Symphony Icon” means Symphony Icon, Inc., a Delaware corporation.
          “Symphony Icon Auditors” has the meaning set forth in Section 5(b) of the RRD Services Agreement.
          “Symphony Icon Board” means the board of directors of Symphony Icon.

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
          “Symphony Icon By-laws” means the By-laws of Symphony Icon, as adopted by resolution of the Symphony Icon Board on the Closing Date.
          “Symphony Icon Charter” means the Amended and Restated Certificate of Incorporation of Symphony Icon, dated as of the Closing Date.
          “Symphony Icon Director Event” has the meaning set forth in Section 3.01(h)(i) of the Holdings LLC Agreement.
          “Symphony Icon Enhancements” means [**].
          “Symphony Icon Equity Securities” means the Common Stock and any other stock or shares issued by Symphony Icon.
          “Symphony Icon Loss” has the meaning set forth in Section 10(b) of the RRD Services Agreement.
          “Symphony Icon Shareholder” means any Person who owns any Symphony Icon Shares.
          “Symphony Icon Shares” has the meaning set forth in Section 2.02 of the Holdings LLC Agreement.
          “Tangible Materials” means [**].
          “Target” when used as a noun, means a human gene and the products encoded by such gene, including, without limitation, (a) any partial or full-length DNA sequence from such gene (including any mutant or polymorphic forms thereof), (b) any RNA sequence (including any post-transcriptionally modified variants thereof) encoded by any such gene, and/or (c) any peptide, polypeptide or protein (including any post-translationally modified variants thereof) encoded by any such gene; and when used as a verb, means to inhibit, agonize, or otherwise modulate (i.e., act through) any of the foregoing, as applicable.
          “Tax Amount” has the meaning set forth in Section 4.02 of the Holdings LLC Agreement.
          “Technology License Agreement” means the Technology License Agreement, dated as of the Closing Date, between Lexicon and Holdings.
          “Term” has the meaning set forth in Section 4(b)(iv) of the Purchase Option Agreement, unless otherwise stated in the applicable Operative Document.
          “Territory” means the world.

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
          “Third Party IP” has the meaning set forth in Section 2.9 of the Novated and Restated Technology License Agreement.
          “Third Party Licensor” means a third party from which Lexicon has received a license or sublicense to Licensed Intellectual Property.
          “Transfer” has for each Operative Document in which it appears the meaning set forth in such Operative Document.
          “Transferee” has, for each Operative Document in which it appears, the meaning set forth in such Operative Document.
          “Treasury Regulations” means the rules, regulations and orders, and interpretations thereof, adopted by the IRS under the Code, as in effect from time to time.
          “Voluntary Bankruptcy” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.